SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

PetSmart, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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19601 North 27th Avenue
Phoenix, Arizona 85027
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2012
____________________

TO THE STOCKHOLDERS OF PETSMART, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PetSmart, Inc., a Delaware corporation, will be held on Wednesday, June 13, 2012, at 1:30 p.m. local time, at The Ritz-Carlton New York, Central Park, 50 Central Park South, New York, NY 10019, for the following purposes:

1.	To elect the eleven Directors nominated by the Board of Directors to hold office until the 2013 Annual Meeting of Stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2012 fiscal year ending February 3, 2013;

3.	To approve our 2012 Employee Stock Purchase Plan;

4.	To hold an advisory vote to approve named executive officer compensation; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 16, 2012, as the record date for the determination of stockholders entitled to notice of and to vote on the items listed above at this Annual Meeting and at any adjournment or postponement thereof.

     We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of printing and delivery and reducing the environmental impact of the Annual Meeting.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the Annual Meeting may vote in person even if you have already voted via the telephone or over the Internet or returned a proxy card or voting instruction card.

By Order of the Board of Directors

J. Dale Brunk Assistant Secretary

May 2, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 13, 2012: The Notice and Proxy Statement, our Annual Report on Form 10-K, and Letter to Stockholders are available at www.petm.com

TABLE OF CONTENTS
____________________

I.	PROXY MATERIALS AND ANNUAL MEETING OF STOCKHOLDERS			1
	A.	Questions and Answers About the Proxy Materials and the Annual Meeting		1
		1.	Why did I receive a notice regarding the availability of proxy materials on the Internet?	1
		2.	Date, Time and Place — When and where is the Annual Meeting?	1
		3.	Purpose — What is the purpose of the Annual Meeting?	1
		4.	What are the Board’s voting recommendations?	1
		5.	Attending the Annual Meeting — How can I attend the Annual Meeting?	2
		6.	Multiple Sets of Proxy Materials — What should I do if I receive more than one Notice?	2
		7.	Householding and Electronic Distribution — How can I receive my proxy materials
			electronically?	2
		8.	Record Holders and Beneficial Owners — What is the difference between holding shares
			as a Record Holder versus a Beneficial Owner?	3
		9.	Voting — Who can vote and how do I vote?	3
		10.	Revocation of Proxy — May I change my vote after I submit my proxy?	4
		11.	Quorum — What constitutes a quorum?	4
		12.	Voting Results — Where can I find the voting results of the Annual Meeting?	4
		13.	Solicitation — Who will pay the costs of soliciting these proxies?	4
		14.	Additional Matters at the Annual Meeting — What happens if additional matters are
			presented at the Annual Meeting?	4
		15.	Stockholder Proposals — What is the deadline to propose actions for consideration at
			next year’s Annual Meeting, or to nominate individuals to serve as Directors?	4
		16.	Nomination of Directors — How do I submit a proposed Director nominee to the Board of
			Directors for consideration?	5
II.	CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS			6
	A.	Corporate Governance		6
	B.	Proposal One — Election of Directors		12
	C.	Director Compensation		16
III.	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE			19
	A.	Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm		19
	B.	Fees to Independent Registered Public Accounting Firm for Fiscal Years 2011 and 2010		20
	C.	Audit Committee		21
	D.	Report of the Audit Committee of the Board of Directors		22
IV.	COMPENSATION DISCUSSION AND ANALYSIS AND COMPENSATION COMMITTEE REPORT			23
	A.	Proposal Three — Approval of the 2012 Employee Stock Purchase Plan		23
	B.	Report of the Compensation Committee of the Board of Directors		28
	C.	Compensation Discussion and Analysis		29
	D.	Executive Compensation		41
	E.	Stock Award Grants, Exercises, and Plans		43
	F.	Proposal Four — Advisory Vote to Approve Named Executive Officer Compensation		50
	G.	Employment and Severance Arrangements		52
V.	STOCK			61
	A.	Security Ownership of Certain Beneficial Owners and Management		61
	B.	Section 16(a) Beneficial Ownership Reporting Compliance		63
	C.	Equity Compensation Plans		64
VI.	CERTAIN RELATIONSHIPS AND TRANSACTIONS			65
VII.	OTHER MATTERS			66

Appendix A — 2012 Employee Stock Purchase Plan				A-1

19601 North 27th Avenue
Phoenix, Arizona 85027

____________________

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 13, 2012
____________________

ARTICLE I. PROXY MATERIALS AND ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet?

	A:	Our Board of Directors is soliciting proxies for our 2012 Annual Meeting of Stockholders. Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice, to most of our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 2, 2012 to most of our stockholders of record and beneficial owners entitled to vote at the 2012 Annual Meeting of Stockholders. We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice.

2.	Q:	Date, Time and Place — When and where is the Annual Meeting?

	A:	The Annual Meeting of Stockholders will be held on Wednesday, June 13, 2012, at 1:30 p.m. local time, at The Ritz-Carlton New York, Central Park, 50 Central Park South, New York, NY 10019. For directions to the Annual Meeting, please go to www.ritzcarlton.com or contact The Ritz-Carlton New York, Central Park at (212) 308-9100.

3.	Q:	Purpose — What is the purpose of the Annual Meeting?

	A:	At our Annual Meeting, stockholders will act upon the matters outlined in this Proxy Statement and in the Notice of Annual Meeting on the cover page of this Proxy Statement. Following the Annual Meeting management will respond, if applicable, to questions from stockholders.

4.	Q:	What are the Board’s voting recommendations?

	A:	The Board recommends that you vote your shares:

  “FOR” each of the nominees to the Board (Proposal No. 1)

  “FOR” the ratification of the appointment of Deloitte & Touche LLP (Proposal No. 2)

  “FOR” the approval of the 2012 Employee Stock Purchase Plan (Proposal No. 3)

  “FOR,” on an advisory (non-binding) basis, approval of the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 4).

5.	Q:	Attending the Annual Meeting — How can I attend the Annual Meeting?

	A:	You will be admitted to the Annual Meeting if you were a PetSmart stockholder or joint holder as of the close of business on April 16, 2012, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 16, 2012, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If a stockholder is an entity and not a natural person, a maximum of two representatives per such stockholder will be admitted to the Annual Meeting. Such representatives must comply with the procedures outlined above and must also present valid evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, such stockholder and his/her immediate family members will be admitted to the Annual Meeting, provided they comply with the above procedures.

6.	Q:	Multiple Sets of Proxy Materials — What should I do if I receive more than one Notice?

	A:	If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices and proxy materials to ensure that all of your shares are voted.

7.	Q:	Householding and Electronic Distribution — How can I receive my proxy materials electronically?

	A:	We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. To enroll for electronic delivery, you may also visit www.petm.com and click on the link “Reduce Paper.”

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Notices or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or proxy materials to those stockholders. This process, which is commonly referred to as “householding,” can mean extra convenience for stockholders and cost savings for PetSmart. Beneficial Owners can request information about householding from their banks, brokers or other holders of record. Through householding, Record Holders who have the same address and last name will receive only one copy of our Notice or proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce printing costs and postage fees.

If you are eligible for householding but you and other stockholders of record with whom you share an address currently receive multiple Notices or other proxy materials, or if you hold stock in more than one account and wish to receive only a single copy of the Notice or proxy materials for your household, please contact Broadridge Householding Department in writing at 51 Mercedes Way, Edgewood, New York 11717, or by phone at (800) 542-1061. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or other proxy materials, please notify your broker if you are a Beneficial Owner. Record Holders may also send their written requests to PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027, Attention: Corporate Secretary, or contact us by phone at (623) 587-2025.

8.	Q:	Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?

A:

Most PetSmart stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders — If your shares are registered directly in your name with our Transfer Agent, Wells Fargo Shareowner Services, you are considered the stockholder of record, or Record Holder, with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to PetSmart or to vote in person at the Annual Meeting. You may request a proxy card, or we may elect to deliver one to you at a later time.

Beneficial Owner — If your shares are held in a brokerage account or by another nominee, you are considered the Beneficial Owner of shares held in street name, and the Notice is being forwarded to you automatically, along with voting instructions, from your broker, trustee, or nominee. As a Beneficial Owner, you have the right to direct your broker, trustee, or nominee how to vote and are also invited to attend the Annual Meeting. Because a Beneficial Owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee, or nominee who holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee, or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, or NYSE, on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

9.	Q:	Voting — Who can vote and how do I vote?

	A:	Only holders of our common stock at the close of business on April 16, 2012,will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 16, 2012,we had outstanding and entitled to vote 108,374,135 shares of common stock. Each holder of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have four options for submitting their votes:

  via the Internet;

  by phone;

  by proxy using a proxy card that you may request or that we may elect to deliver at a later time; or

  in person at the Annual Meeting with a proxy card/legal proxy.

If you have Internet access, we encourage you to record your vote on the Internet at www.proxyvote.com. It is convenient for you and it saves PetSmart significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the date of our Annual Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the Notice or the proxy card that you may request, or we may deliver at a later time, or, if applicable, the e-mail you received for electronic delivery of this Proxy Statement. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the Record Holder a legal proxy issued in your name.

10.	Q:	Revocation of Proxy — May I change my vote after I submit my proxy?

	A:	Yes. Even after you have submitted your proxy/vote, you may revoke or change your vote at any time before the proxy is exercised by: the timely delivery of a valid, later-dated proxy, a later-dated vote by telephone, or a later-dated vote via the Internet; providing timely written notice of revocation to our Corporate Secretary at our principal executive office at 19601 North 27th Avenue, Phoenix, Arizona 85027; or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

11.	Q:	Quorum — What constitutes a quorum?

	A:	Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 16, 2012, will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. As of April 16, 2012, 108,374,135 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least more than 54,187,069 votes will be required to establish a quorum. Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the meeting.

12.	Q:	Voting Results — Where can I find the voting results of the Annual Meeting?

	A:	We intend to announce preliminary voting results at the Annual Meeting and in the Annual Meeting section of the PetSmart website located at www.petm.com. We will also report the final results in a Current Report on Form 8-K to be filed with the SEC promptly following the meeting.

13.	Q:	Solicitation — Who will pay the costs of soliciting these proxies?

	A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, the Notice, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such Beneficial Owners. We may reimburse persons representing Beneficial Owners of common stock for their reasonable costs of forwarding solicitation materials to such Beneficial Owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our Directors, officers or other employees. No additional compensation will be paid to our Directors, officers or other regular employees for such services.

14.	Q:	Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?

	A:	Other than the four proposals described in this Proxy Statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the person named as the proxy holder, Robert F. Moran, our Chairman and Chief Executive Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for Director, the person named as the proxy holder will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

15.	Q:	Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting, or to nominate individuals to serve as Directors?

	A:	Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, a stockholder proposal for inclusion in our Proxy Statement and proxy card for our 2013 Annual Meeting of Stockholders must be received at our principal executive office by January 2, 2013. Under our Bylaws, stockholders who wish to bring matters or propose Director nominees at our 2013 Annual Meeting of Stockholders must provide specified information to us by January 2, 2013. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations. PetSmart’s Bylaws may be found in the Corporate Governance section of the PetSmart website located at www.petm.com. Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive office at 19601 North 27th Avenue, Phoenix, Arizona 85027.

16.	Q:	Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?

	A:	You may propose Director nominees for consideration by the Board of Directors’ Corporate Governance and Nominating Committee. Any such recommendation should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive office set forth above. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to PetSmart and our stockholders. The section titled “Corporate Governance and the Board of Directors” below provides additional information on the nomination process. In addition, please review our Bylaws in connection with nominating a Director for election at future Annual Meetings.

ARTICLE II. CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

A. CORPORATE GOVERNANCE

     Over the course of PetSmart’s history, the Board of Directors has developed corporate governance practices consistent with its duties of good faith, due care and loyalty to help fulfill its responsibilities to our stockholders.

Board of Directors Meetings and Committees

     During the fiscal year ended January 29, 2012, the Board of Directors held four meetings. The independent Directors met without any management present at each regularly scheduled Board of Directors meeting. Commencing fiscal year 2006, Mr. Gregory Josefowicz became our Lead Director and typically presided over the executive sessions. The Board of Directors has an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee. During fiscal year 2011, all Directors attended at least 75% of the aggregate meetings of the Board of Directors and of the committees on which they served that were held during the period for which they were a Director or committee member, respectively. Directors are invited and expected to attend the Annual Meeting, and all Directors attended the 2011 Annual Meeting.

     Committee Composition: The following table provides the composition of each of our committees as of January 29, 2012:

		Corporate Governance and	Compensation
Director	Audit Committee (1)	Nominating Committee	Committee (2)
Angel Cabrera		✓
Rita V. Foley	✓	✓
Philip L. Francis
Rakesh Gangwal	✓
Joseph S. Hardin, Jr.		✓	✓
Gregory P. Josefowicz		✓	✓
Amin I. Khalifa	✓
Richard K. Lochridge	✓
Robert F. Moran
Barbara A. Munder		✓	✓
Thomas G. Stemberg			✓
____________________

(1)	Additional information regarding the Audit Committee can be found starting on page 19.

(2)	Additional information regarding the Compensation Committee can be found starting on page 28.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee acts under a written charter that was approved by the Board of Directors. In addition, the Corporate Governance and Nominating Committee adopted Corporate Governance Guidelines documenting many of the PetSmart governance practices. The Corporate Governance and Nominating Committee Charter and Corporate Governance Guidelines are available in the Corporate Governance section of the PetSmart website located at www.petm.com. The Corporate Governance and Nominating Committee assists the Board of Directors with such duties as fulfilling its responsibility for oversight of corporate governance practices, Board of Directors and committee composition and governance, reviewing and evaluating the performance of the Board, succession planning, and the nomination process for PetSmart Directors. Through June 15, 2011, the Corporate Governance and Nominating Committee was comprised of the following Directors: Mses. Munder and Foley and Messrs. Del Santo, Hardin, and Josefowicz. Mr. Del Santo retired from the Board on June 15, 2011, and Dr. Cabrera joined the committee on that date; all other committee members remained the same. Mr. Josefowicz served as Chairman throughout fiscal year 2011. All members of our Corporate Governance and Nominating Committee are independent, as independence is defined in Rule 5605(a)(2) of the listing standards of The NASDAQ Stock Market LLC. The Corporate Governance and Nominating Committee met twice during fiscal year 2011.

Corporate Governance Philosophy

     With a view to enhancing long-term stockholder value, PetSmart is committed to having sound corporate governance practices. The culture at PetSmart demands integrity. The Board of Directors and management recognize that long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties, including employees, applicants, customers, suppliers, government officials and the public at large. Directors, in performing their duties, are expected to promote the best interests of stockholders in terms of corporate governance, fiduciary responsibilities, compliance with applicable laws and regulations, and the maintenance of accounting, financial, disclosure and other controls. In all actions taken by the Board of Directors, the Directors are expected to exercise reasonable business judgment to make decisions they believe in good faith to be in the best interests of PetSmart.

Independence

     Board member independence is an essential element of PetSmart corporate governance. The Board of Directors has determined that each of the current non-employee Directors is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to PetSmart. Philip L. Francis, our Executive Chairman of the Board through the end of fiscal year 2011, and Robert F. Moran, our current Chairman and Chief Executive Officer, are the only members of the Board of Directors that are not independent due to their former or current positions and responsibilities with the company. Each member of the Corporate Governance and Nominating Committee, Compensation Committee, and Audit Committee meets the applicable rules and regulations regarding “independence.”

Board Leadership Structure

     As noted above, the Board has appointed Gregory Josefowicz, an independent Director, as its “Lead Director.” In that capacity, Mr. Josefowicz is responsible for coordinating the activities of the other independent Directors, presiding at all executive sessions of the independent Directors and, together with management, developing specific agendas for each Board meeting and determining the form and extent of presentations and information presented at those meetings. The Lead Director, together with the Chair of the Corporate Governance and Nominating Committee (a position currently held by Mr. Josefowicz), also administers a formal evaluation of the Board and its committees and, together with the Compensation Committee, a formal evaluation of the Chief Executive Officer.

     In June 2009, the Board separated the Chief Executive Officer role from the position of Chairman. Robert F. Moran was appointed Chief Executive Officer and retained his title of President. Mr. Moran was also appointed to the Board. The Board asked Mr. Philip L. Francis to continue in the role as Chairman of the Board in an executive capacity. In January 2012, Mr. Francis relinquished his role as Executive Chairman, and the Board appointed Mr. Moran to the position of Chairman of the Board (in addition to his continuing role as Chief Executive Officer).

     The Board believes its leadership structure is appropriate for PetSmart. Through the role of the Lead Director, the independence of the Corporate Governance and Nominating, Audit, and Compensation Committees, and the regular use of executive sessions of the independent Directors, the Board is able to maintain independent oversight of our business strategies and activities. In addition, the leadership role of the Lead Director during regular executive sessions ensures a full and free discussion of independent directors outside the presence of management. In his expanded role as Chairman and Chief Executive Officer, the Board believes Mr. Moran will bring his broad business experience and understanding of the company to bear in working closely with the Board to efficiently develop and implement strategy that is consistent with the Board’s oversight role, while the position of President and Chief Operating Officer (now held by David Lenhardt) will provide strong day-to-day executive leadership and continuity with the successful business and financial initiatives already underway.

Corporate Governance and Nominating Committee Charter

     The Corporate Governance and Nominating Committee Charter identifies the roles and responsibilities that govern the Corporate Governance and Nominating Committee, such as:

  reviewing and approving the Corporate Governance Guidelines and the Corporate Governance and Nominating Committee Charter;

  reviewing the succession planning practices and procedures of PetSmart;

  providing the Board of Directors with a recommendation relating to the succession of the Chief Executive Officer in the event his employment terminates for any reason;

  evaluating the overall effectiveness of the organization of the Board of Directors and the performance of the Board of Directors and each of its members;

  conducting a formal evaluation of the performance of the Chief Executive Officer;

  reviewing the skills and characteristics required for the Board of Directors with the skills and characteristics actually represented through individuals on the Board of Directors;

  developing lists of desirable Director candidates;

  reviewing and recommending the nominated slate of Directors for election; and

  reviewing and recommending for approval by the Board of Directors individuals to fill the position of Lead Director, as well as committee chairs and committee members.

Nomination Process — Qualifications and Diversity

     The Corporate Governance and Nominating Committee is responsible for reviewing the appropriate skills and characteristics required of Directors in the context of prevailing business conditions and, in its nominating committee capacity, for making recommendations regarding the size and composition of the Board of Directors. The objective of the Corporate Governance and Nominating Committee is to create and sustain a Board of Directors that brings to PetSmart diverse perspectives and skills derived from a variety of high-quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a Board of Directors representing diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to PetSmart’s business activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time.

     These principles are set forth in our Corporate Governance Guidelines and are utilized by the Corporate Governance and Nominating Committee when reviewing current Board membership and potential nominees. On an annual basis, the Corporate Governance and Nominating Committee conducts an evaluation of Board and Director performance and can make specific recommendations concerning appropriate changes or additions. The Committee also annually reviews the skill sets, characteristics, industry backgrounds and professional experience actually represented on the Board and compares that with the desired characteristics derived from the evaluation process. When determining when or whether to add or replace a Director, the Committee considers each of these factors, as well as the terms of the incumbent Directors and current Board size.

     We will consider all stockholder recommendations for candidates for the Board of Directors and, to date, we have not received a timely Director nominee from a stockholder or stockholders holding more than 5% of our common stock. Any recommendation should be sent to the Corporate Secretary at our principal executive office at 19601 North 27th Avenue, Phoenix, Arizona 85027. The Corporate Governance Guidelines, which are available in the Corporate Governance section of the PetSmart website located at www.petm.com, specify various qualifications and qualities required for Directors. In addition, further details about the nomination process may be found above in the question entitled “Nomination of Directors – How do I submit a proposed Director nominee to the Board of Directors for consideration?”

     We also consider potential candidates recommended by current Directors, officers, employees and others. We also may retain the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill or background. The Corporate Governance and Nominating Committee screens all potential candidates in the same manner, regardless of the source of the recommendation. Our review is typically based on any written materials provided with respect to the potential candidate. The Corporate Governance and Nominating Committee, while considering the current composition of the Board of Directors, determines whether the candidate meets our minimum qualifications (as set forth above) and specific qualities and skills for Directors, and whether additional information necessary. Prior to completing this evaluation, the committee conducts face-to-face interviews between members of the Corporate Governance and Nominating Committee and

the qualified candidates, and then makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines the nominees after considering the recommendation of the Corporate Governance and Nominating Committee.

Annual Board and Committee Evaluation

     On an annual basis our Lead Director and the Corporate Governance and Nominating Committee conduct an evaluation of the Board as a whole, each Director individually and each committee. Each Director is separately polled and asked to evaluate the Board and its committees in the following areas:

  composition of the Board and its committees, including size and skills and experience of Directors;

  oversight and review, including flow of information, evaluation of risk, and setting of strategic initiatives;

  operation of the Board, including frequency, duration and an assessment of the level of participation and communication;

  operation of committees, including appropriate delegation functioning and reports to full Board; and

  succession planning and executive officer development.

Succession Planning and CEO Evaluation

     On an annual basis the Corporate Governance and Nominating Committee reviews our succession planning with respect to our Chief Executive Officer, other executive officers and certain members of senior management. During this review, the Corporate Governance and Nominating Committee strives to ensure that we have the appropriate talent development and recruitment plans necessary to execute on our strategic vision and build stockholder value.

     With respect to our Chief Executive Officer, each independent Director is asked to evaluate the Chief Executive Officer’s performance in several critical areas the Corporate Governance and Nominating Committee and Board believe are directly linked to the success of PetSmart, including the following:

  the skills in leading the company with a sense of direction and purpose that is well understood, widely supported, consistently applied and effectively implemented;

  the development of long-term strategic objectives that meet the expectations of stockholders, customers, employees and corporate stakeholders;

  success in establishing and achieving appropriate financial goals and maintaining necessary systems and controls to protect PetSmart’s assets;

  attraction, development, and motivation of an effective management team;

  communication with our stockholders, communities and stakeholders in a manner that effectively advances PetSmart’s strategic objectives and purpose; and

  relationship with the Board.

Our Chief Executive Officer also evaluates his performance in these areas and the independent Directors meet annually in executive session to consider and discuss, together with objective data concerning PetSmart’s performance, all of the responses. The Lead Director then discusses the results of the evaluation process with our Chief Executive Officer.

Code of Business Ethics and Policies

     All PetSmart employees must act ethically at all times and in accordance with the policies comprising the PetSmart Code of Business Ethics and Policies. We demand full compliance with the policies and all designated employees, including our Chief Executive Officer, Chief Financial Officer, and such other individuals performing similar positions have signed a certificate acknowledging that they have read, understood, and will continue to comply with the policies. PetSmart includes the Code of Business Ethics and Policies in new hire materials, has implemented computer-based training on the policies, and periodically requires appropriate employees to recertify as to their understanding of and compliance with the policies. The policies are published and any amendments or waivers thereto will be published in the Corporate Governance section of the PetSmart website located at www.petm.com.

Disclosure and Ethics Committee

     We have a Disclosure and Ethics Committee comprised of our Chief Executive Officer, Chief Financial Officer, and certain other executives. The Disclosure and Ethics Committee meets each quarter as is appropriate to consider the matters assigned to it and is responsible for: (i) overseeing our significant compliance policies, including the Code of Business Ethics and Policies; (ii) reviewing and presenting to the Audit Committee related-party transactions, if any, that are required to be disclosed in our periodic reports; and (iii) maintaining sufficient procedures to provide reasonable assurance that PetSmart is able to collect, process and disclose within the time periods specified in applicable SEC rules and forms, the information, including non-financial information and certifications, required to be disclosed in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. The Disclosure and Ethics Committee evaluates the effectiveness of PetSmart’s disclosure controls and procedures on a regular basis, will continue to monitor developments in the law and stock exchange regulations and will adopt new procedures consistent with new legislation or regulations.

Officer and Director Stock Ownership Guidelines

     The Board believes that our officers and Directors should have a meaningful ownership stake in PetSmart to underscore the clear linkage of officer, Director and stockholder interests and to encourage a long-term perspective in managing PetSmart. Therefore, the Board of Directors adopted formal stock ownership requirements for the following Directors and officers:

Minimum Ownership Requirements
Position	(Dollar Value of Shares)
Directors	5 x Annual Cash Retainer Compensation
Chief Executive Officer	5 x Base Salary
Chief Operating Officer	4 x Base Salary
Executive/Senior Vice Presidents	3 x Base Salary
Vice Presidents	1 x Base Salary

     Directors have three years and officers have five years to meet the stock ownership requirements. Participants who do not yet satisfy at least 50% of the ownership requirements at the end of three years must retain at least 50% of the shares acquired on the exercise of stock options that remain after the sale of shares sufficient to cover the exercise price of the options and taxes. Directors other than our Chief Executive Officer must retain ownership of at least 50% of the shares they individually acquire (including both those awarded by PetSmart as an equity grant and those purchased on the open market) during their service as a Director until the expiration of six months following their departure from the Board of Directors. These Officer and Director Stock Ownership Guidelines are subject to modification from time-to-time.

Stockholder Communication

     Stockholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027. Our Corporate Governance Guidelines set forth the process for handling letters received by PetSmart and addressed to the Board of Directors. Under that process, the General Counsel/Corporate Secretary of PetSmart is responsible for reviewing, summarizing or sending a copy to the Board of Directors, the Lead Director, or Committee Chairperson, whichever is applicable, any correspondence that deals with the functions of the Board of Directors or committees, ethical issues, or general matters that would be of interest to the Board of Directors. Directors may at any time review a log of all relevant correspondence received by PetSmart that is addressed to non-employee members of the Board of Directors and obtain copies of any such correspondence. Stockholder communications relating to accounting, internal controls or auditing matters are immediately brought to the attention of the PetSmart Disclosure and Ethics Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The Board’s Role in Risk Oversight

     Risk assessment and oversight are an integral part of PetSmart’s governance and management processes. The Board encourages management to promote a culture that incorporates risk management into PetSmart’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing PetSmart. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies. In addition, risk identification, assessment and oversight forms part of the annual discussions led by the Chairman and Chief Executive Officer and other senior team members at a specific strategic planning meeting of the Board dedicated to this purpose. The full Board also receives annually from management an Enterprise Risk Assessment designed to identify the most significant business risks facing PetSmart, and the steps taken by management to mitigate or eliminate such risks.

     PetSmart’s internal audit group further assists management in examining and evaluating our critical business processes and controls, and assessing their adequacy and effectiveness. These processes and controls are designed to ensure our compliance with established operating procedures, laws, regulations, generally accepted accounting principles, and appropriate ethical standards. Internal audit works with management to identify and assign a risk classification to every key business process in PetSmart, which is then used to design and develop an annual internal audit plan. The Audit Committee reviews the risk assessment methodology and rating results and approves the final audit plan. The Audit Committee also regularly receives a summary of all completed audits and a progress report on the overall audit plan, with explanations for any significant deviations from the plan. In consultation with the independent registered public accountants, the internal audit department and management, the Audit Committee also reviews periodically the adequacy of our internal control structure, compliance procedures and internal audit budget and staffing needs. Following each Audit Committee meeting, the Chairman of the Audit Committee reports on the activities of the Committee to the full Board.

Risk Considerations in Compensation Program

     The Board does not believe PetSmart’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on PetSmart for the following reasons:

  we set a threshold for earnings attainment below which no bonus payment can be made;

  we target our fixed pay to the market median as defined in our compensation philosophy. Variable pay is used to drive short- and long-term performance. For achieving short-term goals, including positive earnings, a cash bonus is awarded. Short-term bonus amounts are capped to avoid windfall payouts. Long-term performance is rewarded through grants of equity and is only valuable if our stock price increases over time;

  the stock ownership guidelines we have in place further aligns our executives’ interests with those of our stockholders because it ties a portion of their personal investments to PetSmart stock.

B. PROPOSAL ONE

ELECTION OF DIRECTORS

     Directors are elected for a one-year term expiring at the next annual meeting, subject to the election and qualification of their successors or the earlier of their death, resignation or removal. A Director appointed by our Board of Directors to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, will serve until the next Annual Meeting of Stockholders and until that Director’s successor is elected and qualified.

     Our Bylaws provide for a majority voting standard for the election of Directors in uncontested elections. The election of Directors pursuant to this proposal constitutes an uncontested election. Directors in uncontested elections must receive more than fifty percent of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Prior to 2007, Directors in uncontested elections were elected under a plurality vote standard, in which nominees receiving the most votes were elected regardless of how many shares were voted against the nominee. Plurality voting will still apply in contested elections where there are more nominees than Directors to be elected. Shares represented by submitted proxies will be voted for the election of each of the nominees named below unless you vote “Against” or “Abstain” from voting with respect to any or all of the nominees. In the event any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Directors may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

     Under the laws of Delaware, PetSmart’s state of incorporation, if an incumbent Director is not elected, that Director continues to serve as a “holdover Director” until the Director’s successor is duly elected and qualified, even if there are more votes cast “against” than “for” the Director. As a result, the Board of Directors has also adopted a policy that requires incumbent Directors who are nominees for election to tender, in advance of the Annual Meeting, irrevocable resignations that will be effective upon (i) the failure of such Director to receive the required vote at the Annual Meeting, and (ii) Board of Directors acceptance of such resignation. If an incumbent Director does not receive the required vote for election, the Corporate Governance and Nominating Committee will act on an expedited basis to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors.

     The Board of Directors is presently composed of 11 members, nine of which under current rules are considered independent Directors. There are no vacancies. If elected at the Annual Meeting, each Director would serve until the 2013 Annual Meeting of Stockholders, and until their successor is elected and qualified, or until their death, resignation, or removal. Ms. Barbara A. Munder and Messrs. Angel Cabrera, Philip L. Francis, Rakesh Gangwal, Gregory P. Josefowicz, Richard K. Lochridge, Robert F. Moran and Thomas G. Stemberg were elected in 2011 to a one-year term. Ms. Rita V. Foley and Messrs. Joseph S. Hardin, Jr. and Amin I. Khalifa were elected in 2009 for a three-year term expiring in 2012 (prior to the phased-in declassification of the Board). Each of these Directors is a nominee for election to a one-year term at our 2012 Annual Meeting of Stockholders.

     The Corporate Governance and Nominating Committee strives to create and sustain a Board of Directors that brings to PetSmart diverse perspectives and skills derived from high-quality business and professional experience. The information presented below summarizes each nominee’s specific experience, qualifications, attributes, and skills that led the Board to the conclusion he or she should serve as a Director. The nominees are all current Directors, the Board believes each nominee has a reputation for integrity, honesty and adherence to high ethical standards and each has demonstrated sound judgment and a commitment of service to PetSmart.

     The Board of Directors believes that each nominee contributes significantly to PetSmart and recommends a vote in favor of each nominee listed below.

  Dr. Angel Cabrera has been a member of the Board since December 2010. As the former president of the Thunderbird School of Global Management and newly appointed president of George Mason University, he is a world-renowned global leader and management educator whose work and expertise has been recognized by top international organizations. Dr. Cabrera brings extensive management leadership skills, international business experience and knowledge, and an exceptional background in developing and implementing strategic growth and management models for both domestic and global business organizations that will enhance the development of our growth and expansion strategies.

  Ms. Rita V. Foley has been a member of the Board since June 2004. Ms. Foley brings the unique perspective of a senior executive in the packaging and branding industries to bear in advising PetSmart as we seek to enhance the shopping experience for our pet parents.

  Mr. Philip L. Francis was our Executive Chairman of the Board from 2009 to 2011, and from 1998 to 2009 was our Chairman and Chief Executive Officer. He has been a member of the Board since 1989. Mr. Francis’ extensive knowledge and understanding of the specialty pet retail segment and our company allows him to provide invaluable insight and advice concerning our business and financial strategies.

  Mr. Rakesh Gangwal has been a member of the Board since December 2005. Mr. Gangwal’s background in corporate strategy, operations, technology management and finance provides valuable insights to the Board as we continue to enhance our system technology to support our growth and expand our service offerings and physical presence in North America.

  Mr. Joseph S. Hardin, Jr. has been a member of the Board since September 2005. Mr. Hardin has extensive experience in the customer service industry as the former President and Chief Executive Officer of Kinko’s, Inc. Mr. Hardin also brings his significant operational experience at Wal-Mart Stores, Inc. and SAM’s Club to bear as we continue to grow our operations, set strategy and bring new services to our pet parents that differentiate us from our competitors.

  Mr. Gregory P. Josefowicz has been a member of the Board since 2004 and is currently our Lead Director. Mr. Josefowicz brings extensive experience in brand development and retail operations and growth, which allows him to contribute valuable and unique perspectives as we continue to refine our brand awareness, leverage additional communication channels to reach customers and expand into new markets.

  Mr. Amin I. Khalifa has been a member of the Board since March 2005. Mr. Khalifa brings the perspective of a senior financial executive well versed in financial and accounting matters as well as operational matters from diverse industries. Mr. Khalifa has been designated an audit committee financial expert as defined in applicable SEC rules.

  Mr. Richard K. Lochridge has been a member of the Board since 1998. Mr. Lochridge is a senior financial executive well versed in financial and accounting matters as well as operational matters, and provides strong financial oversight leadership to PetSmart. Mr. Lochridge has been designated an audit committee financial expert as defined in applicable SEC rules.

  Mr. Robert F. Moran is our Chairman and Chief Executive Officer and has been a member of the Board since June 2009. Mr. Moran provided successful leadership to PetSmart since 1999, built a strong leadership team, and crafted and led a clear strategy for PetSmart that has produced strong results and a clear vision for the future.

  Ms. Barbara A. Munder has been a member of the Board since March 1999 and has extensive experience in marketing, communications, strategic development and government affairs. Ms. Munder brings the unique perspective of senior executive with industry experience in the publishing, communications and electronic commerce arenas to bear as we continue to refine our brand, build relationships with current and new pet parents through electronic media, and identify unique new product and services offerings.

  Mr. Thomas G. Stemberg has been a member of the Board since 1988. He brings to the Board extensive executive leadership experience as the former Chairman and Chief Executive Officer of Staples, Inc., and unique and current observations and insights gained through his role as managing general partner for Highland Capital Partners, a venture capital firm. Mr. Stemberg brings this valuable perspective to the Board’s discussions as we develop future strategies.

The Board believes the nominees present a diversified, compelling class of Directors with the necessary skills and experience to advise PetSmart and drive stockholder value.

Set forth below is biographical information for each nominee for election for a one-year term expiring at the 2013 Annual Meeting:

     Angel Cabrera, age 44, has been a Director of PetSmart since December 2010. In August 2004, Dr. Cabrera was named president of the Thunderbird School of Global Management, a widely recognized international business school. Dr. Cabrera will leave Thunderbird in June 2012 to become president of George Mason University. Prior to joining Thunderbird, Dr. Cabrera was professor and dean at Instituto de Empresa in Madrid, Spain from 1998 to 2004. Dr. Cabrera serves on the boards of the Council for International Exchange of Scholars, a Fulbright scholars program, the Georgia Institute of Technology, ESSEC Business School, the Iberoamerican Academy of Management and the Greater Phoenix Economic Council. He is a member of the Council on Foreign Relations, the Forum of Young Global Leaders, the Greater Phoenix Leadership and the Future Trends Forum in Madrid. During the prior five years, Dr. Cabrera served on the board of eFunds Corporation.

     Rita V. Foley, age 59, has been a Director of PetSmart since June 2004. Prior to her departure in 2006, Ms. Foley served as Senior Vice President of MeadWestvaco Corporation, a leading global provider of packaging to the entertainment, healthcare, cosmetics and consumer products industries, and in 2002 became the President of the Consumer Packaging Group of MeadWestvaco Corporation. From 2001 to 2002, she was the Chief Operating Officer of MeadWestvaco’s Consumer Packaging Group. Ms. Foley held various senior positions from 1999 to 2001 within Westvaco, the predecessor to MeadWestvaco, including Senior Vice President and Chief Information Officer. Ms. Foley has also held various executive global sales, marketing, and general management positions at Harris Lanier, Digital Equipment Corporation and QAD, Inc. Ms. Foley has extensive experience in operations, information technology, sales and marketing as a Senior Vice President of MeadWestvaco Corporation. Ms. Foley serves on the boards of the Dresser-Rand Group Inc. During the prior five years, Ms. Foley served on the board of Council of the Americas and Pro Mujer.

     Philip L. Francis, age 65, has been a Director of PetSmart since June 1989. He was named Executive Chairman in June 2009 and held that position until January 2012. He served as our Chief Executive Officer from March 1998 to June 2009. In September 1999, he was also named Chairman of the Board, and from 1998 to 2001, he was also the President of PetSmart. From 1991 to 1998, he held various positions with Shaw’s Supermarkets, Inc., a subsidiary of J Sainsbury plc, including Chief Executive Officer, Chief Operating Officer, and President. Prior to that he held several senior management positions for Roundy’s, Inc., Cardinal Health, Inc., and the Jewel Companies, Inc. Mr. Francis serves on the boards of Supervalu Inc. and Care Fusion, Inc. During the prior five years, Mr. Francis served on the board of Cardinal Health, Inc.

     Rakesh Gangwal, age 58, has been a Director of PetSmart since December 2005. From June 2003 until August 2007, Mr. Gangwal served as Chairman, President and Chief Executive Officer of Worldspan Technologies Inc., a provider of travel technology and information services to the travel and transportation industry. From 2002 to 2003, he was involved in various personal business endeavors, including private equity projects and consulting projects. From 1998 to 2001, he served as Chief Executive Officer and President of US Airways Group, Inc. and US Airways, Inc., and from 1996 to 1998, Mr. Gangwal was the President and Chief Operating Officer of US Airways Group. On August 11, 2002, US Airways Group, Inc., and its seven domestic subsidiaries, including its principal operating subsidiary, US Airways, Inc., filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. US Airways Group, Inc., and its subsidiaries emerged from bankruptcy protection under a reorganization plan, which became effective on March 31, 2003. Mr. Gangwal serves on the boards of OfficeMax Incorporated and CarMax, Inc.

     Joseph S. Hardin, Jr., age 67, has been a Director of PetSmart since September 2005. From 1997 until his retirement in 2001, Mr. Hardin was President and Chief Executive Officer of Kinko’s, Inc., a leading provider of printing, copying, and binding services. From 1986 to April 1997, he served in several executive positions in increasing responsibility at Wal-Mart Stores, Inc., ultimately as Executive Vice President and as President and Chief Executive Officer of SAM’s Club, the wholesale division of Wal-Mart Stores, Inc. Mr. Hardin serves on the board of Dean Foods Company. During the prior five years, Mr. Hardin served on the board of American Greetings Corporation.

     Gregory P. Josefowicz, age 59, has been a Director of PetSmart since December 2004. From 1999 until his retirement in 2006, Mr. Josefowicz served as a Director and President and Chief Executive Officer of Borders Group, Inc., and was named Chairman of the Board in 2002. Mr. Josefowicz serves on the boards of Roundy’s, Inc. and United States Cellular Corporation. During the prior five years, Mr. Josefowicz served on the boards of Borders Group, Inc., Ryerson Tull, Inc., Spartan Stores, Inc., and Telephone and Data Systems, Inc.

     Amin I. Khalifa, age 58, has been a Director of PetSmart since March 2005. In October 2010, he became Vice President and Chief Financial Officer of Iris International, Inc., a global provider of medical diagnostics technology. From December 2007 through October 2010, Mr. Khalifa served as the principal of Khalifa Management Consulting, a financial and management consulting firm. From August 2006 through September 2007, Mr. Khalifa served as Executive Vice President and Chief Financial Officer for Leap Wireless International, Inc., a leading provider of innovative, high-value wireless services. From October 2003 to August 2006, Mr. Khalifa served as Executive Vice President and Chief Financial Officer for Apria Healthcare Group Inc., leading provider of integrated home healthcare products and services, with responsibility for the company’s financial functions, as well as purchasing, contract services, and investor relations. From June 1999 to September 2003, Mr. Khalifa served as Vice President and Chief Financial Officer of Beckman Coulter, Inc., a manufacturer of diagnostic laboratory equipment and instruments. Prior to that, Mr. Khalifa served as the Chief Financial Officer and held other executive financial positions at the Agricultural Sector of Monsanto Company, Aetna Health Plans and PepsiCo, Inc. Mr. Khalifa has been designated an audit committee financial expert as defined in applicable SEC rules. Mr. Khalifa brings the perspective of a senior financial executive well versed in financial and accounting matters as well as operational matters from diverse industries. Mr. Khalifa serves as chairman of the audit committee of the board of Chemaphor, Inc. During the prior five years, Mr. Khalifa served on the board of John H. Harland Company and DRM Ventures.

     Richard K. Lochridge, age 68, has been a Director of PetSmart since June 1998. From 1986 until his retirement in 2010, Mr. Lochridge served as the President of Lochridge & Company, Inc., a management consulting firm he founded. Mr. Lochridge is the Chair of the Audit Committee and has been designated an audit committee financial expert as defined in applicable SEC rules. He serves on the boards of Lowe’s Companies, Inc. and Dover Corporation. During the prior five years, Mr. Lochridge served on the board of John H. Harland Company.

     Robert F. Moran, age 61, has been a Director of PetSmart since June 2009. Mr. Moran joined PetSmart in July 1999 as President of North American stores. In December of 2001, he was appointed President and Chief Operating Officer, and in June 2009, he was named President and Chief Executive Officer. In January 2012, he was appointed Chairman of the Board and Chief Executive Officer. Mr. Moran came to PetSmart from Toys R Us, Ltd., Canada, where he was President. Prior to that, he spent 20 years with Sears, Roebuck and Company in a variety of financial and merchandising positions, including President and Chief Executive Officer of Sears de Mexico. He was also Chief Financial Officer and Executive Vice President of Galerias Preciados of Madrid, Spain from 1991 through 1993. Mr. Moran serves on the board of Collective Brands, Inc.

     Barbara A. Munder, age 66, has been a Director of PetSmart since March 1999. Since January 2005, she has served as Executive Director of the operating groups Institutional Investor Institute and The Hedge Fund Institutional Forum, and to Euromoney Institutional Investor PLC, an international business-to-business publisher, largely in the international finance, law, tax, energy and transport sectors. From 2002 to 2004, she served as Senior Advisor to Euromoney Institutional Investor PLC, and as a Director of the operating group, Institutional Investor Institute. From 2001 to 2002, she was a principal of Munder & Associates, a marketing- and web-strategy consulting firm. Also during 2001, she was Chief Operating Officer of Womenfuture LLC, a distance learning company. From 1994 to 2000, Ms. Munder held various positions with The McGraw-Hill Companies, Inc., including Senior Vice President, New Initiatives, with oversight for corporate-wide electronic commerce, and Senior Vice President, Corporate Affairs, with responsibility for branding, marketing, communications, and Washington affairs.

     Thomas G. Stemberg, age 63, has been a Director of PetSmart since April 1988. In March 2007, he became a managing general partner with Highland Consumer Partners, a venture capital firm, and from 2005 to 2007 he served as a venture partner with Highland Capital Partners. From 1988 to 2005, Mr. Stemberg served as Chairman of Staples, Inc., an office supply superstore retailer, and from 1986 until 2002, he also served as Chief Executive Officer of Staples, Inc. Mr. Stemberg serves on the boards of CarMax, Inc., Guitar Center, Inc., and lululemon athletica, inc. During the prior five years, Mr. Stemberg served on the boards of The NASDAQ Stock Market, Inc., and Polycom, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE

C. DIRECTOR COMPENSATION

Retainer

     During calendar year 2011, each independent Director received a quarterly calendar retainer of $15,500; commencing in 2012 the quarterly retainer has been increased to $17,000. The Lead Director receives an additional quarterly retainer of $12,500. The Corporate Governance and Nominating Committee Chair receives a quarterly calendar retainer of $3,750, and the Compensation Committee and Audit Committee Chairs each receives a quarterly calendar retainer of $6,250. In calendar year 2011, each independent Director received a fee of $1,500 for in-person attendance and $1,000 for telephonic attendance at each Board of Directors and committee meeting. Commencing in 2012, independent Directors will only receive separate Board meeting fees for Board meetings in excess of four meetings per year; they will continue to receive committee meeting fees for all committee meetings. Finally, Directors are also eligible for reimbursement for actual expenses incurred in connection with their attendance at Board of Directors and committee meetings.

     Each independent Director may elect to receive up to 100% of their quarterly retainer in shares of common stock. If this option is elected, the number of shares of common stock provided to each independent Director in lieu of their quarterly calendar cash retainer is determined by dividing the dollar value that they have elected to receive in shares of common stock by the average closing price of our common stock on the five consecutive trading days prior to the week before the last day of each calendar quarter. Independent Directors may also elect to defer up to 100% of their annual cash compensation into our Deferred Compensation Plan.

Restricted Stock Awards

     During calendar year 2011, each independent Director was entitled to receive an annual grant of restricted common stock with a value equal to $98,000 and such shares will cliff vest on the first anniversary of the date of grant. Commencing in 2012, each independent Director is entitled to receive an annual grant of restricted common stock with a value equal to $105,000. The number of shares of restricted common stock granted to each independent Director for the annual grant is determined by dividing the dollar value of the grant by the closing price of our common stock on the date of the grant. Shares subject to these grants are eligible for dividends, if any, that are declared for all stockholders. In fiscal years 2010 and 2011, each independent Director received an annual restricted common stock grant of 3,088 and 2,403 shares, respectively, under our 2006 Equity Incentive Plan, or 2006 Plan. In March 2012, each independent Director received a restricted common stock award of 1,816 shares under our 2011 Equity Incentive Plan, or 2011 Plan.

     We have not granted any stock options to our independent Directors since fiscal year 2003. All options held by our independent Directors were fully vested in fiscal year 2007 and we did not recognize any compensation expense for such stock options in fiscal year 2011. As of January 29, 2012, our independent Directors held the following aggregate number of stock options: Mr. Lochridge – 3,000 shares and Ms. Munder – 3,000 shares.

     The table below presents compensation earned by each independent Director during fiscal year 2011. Mr. Francis and Mr. Moran, our Executive Chairman and Chief Executive Officer, respectively, in 2011, were not eligible for any Director compensation or Director grants of restricted common stock.

Director Compensation

			Change in
			Pension
			Value and
			Nonqualified
	Fees Earned		Deferred
	or Paid in	Stock	Compensation	All Other
	Cash	Awards	Earnings	Compensation
Name	(1)	(2)	(3)	(4)	Total
Angel Cabrera	$41,082	$128,954	$—	$2,677	$172,713
Lawrence A. Del Santo(5)	22,528	113,669	—	686	136,883
Rita V. Foley	45,582	128,954	—	1,359	175,895
Rakesh Gangwal	13,112	159,966	—	1,359	174,437
Joseph S. Hardin, Jr.	8,612	159,966	—	1,359	169,937
Gregory P. Josefowicz(6)	92,082	128,954	—	1,359	222,395
Amin I. Khalifa	44,082	128,954	—	1,359	174,395
Richard K. Lochridge	100,000	97,994	—	1,359	199,353
Barbara A. Munder	8,612	159,966	—	1,359	169,937
Thomas G. Stemberg	65,582	128,954	—	1,359	195,895
____________________

(1)	Includes all fees earned or paid in cash for services as a Director in fiscal year 2011, including quarterly retainer fees, committee chair fees, and meeting fees. Commencing in 2011, quarterly retainer fees can be paid in cash or stock in any proportion elected by each Director. During calendar year 2011, the independent Directors received the following number of shares of common stock in lieu of the cash portion of their quarterly retainer: Dr. Cabrera - 692 shares; Mr. Del Santo – 364 shares; Ms. Foley – 692 shares; Mr. Gangwal – 1,385 shares; Mr. Hardin – 1,385 shares; Mr. Josefowicz – 692 shares; Mr. Khalifa – 692 shares; Ms. Munder – 1,385 shares; and Mr. Stemberg – 692 shares.

(2)	Represents the aggregate proportionate fair value of shares of restricted common stock granted in fiscal year 2011 based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, including amounts paid in shares of our common stock for the quarterly retainer fee of each independent Director. The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 10 of the “Notes to Consolidated Financial Statements” on pages F-20 to F-24 of our Annual Report on Form 10-K for the year ended January 29, 2012. Restricted common stock awards granted subsequent to January 1, 2007, vest as follows: (1) for annual grants, on the first anniversary of the date of grant; and (2) for initial grants, on the third anniversary of the date of grant.

As of January 29, 2012, the independent Directors had received the following aggregate number of shares of restricted common stock and held the following aggregate number of shares of unvested restricted common stock:

	Number of Shares of	Number of Shares of
	Restricted Common	Unvested Restricted
Name	Stock Granted	Common Stock
Angel Cabrera	5,618	5,618
Lawrence A. Del Santo	26,216	0
Rita V. Foley	27,596	2,403
Rakesh Gangwal	26,484	2,403
Joseph S. Hardin, Jr.	27,153	2,403
Gregory P. Josefowicz	27,148	2,403
Amin I. Khalifa	26,035	2,403
Richard K. Lochridge	26,216	2,403
Barbara A. Munder	26,216	2,403
Thomas G. Stemberg	26,216	2,403
Total	244,898	24,842

(3)	Includes earnings on amounts deferred under our Deferred Compensation Plans. Please see the section entitled “Nonqualified Deferred Compensation” for descriptions of the plans.

(4)	Includes the dollar value of any dividends or other earnings paid on shares of restricted common stock to the extent not factored into the grant date fair value of the restricted stock awards. Quarterly dividends of $0.125 per share were paid on shares of restricted common stock on February 11, 2011 and May 13, 2011, and quarterly dividends of $0.14 per share were paid on shares of restricted common stock on August 12, 2011 and November 11, 2011.

(5)	Mr. Del Santo retired from the Board on June 15, 2011.

(6)	Mr. Josefowicz declined the Corporate Governance and Nominating Committee Chairman fee due to the additional compensation he received for serving as our Lead Director.

ARTICLE III. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE

A. PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year 2012 ending February 3, 2013. Services provided to PetSmart by Deloitte & Touche LLP in fiscal year 2011 are described under “Fees to Independent Registered Public Accounting Firm for Fiscal Years 2011 and 2010” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee on page 22.

     Deloitte & Touche LLP has audited the financial statements of PetSmart since February 1999. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of PetSmart and our stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO

B. FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEARS 2011 AND 2010

     The following table shows the fees billed to PetSmart for services provided by Deloitte & Touche LLP for our fiscal years 2011 and 2010:

	2011	2010
Audit Fees	$1,552,000	$1,482,200
Audit-Related Fees	2,000	2,000
Tax Fees	399,000	296,084
Total	$1,953,000	$1,780,284

Audit Fees. This category includes the audit of PetSmart’s annual financial statements, audit of internal controls over financial reporting, review of financial statements included in PetSmart’s Form 10-Q Quarterly Reports, statutory audit for PetSmart’s Puerto Rican operations, and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, consents related to SEC and other registration statements, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of PetSmart’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include the subscription fee for access to Deloitte & Touche LLP’s accounting research tool.

Tax Fees. This category consists of professional services rendered by Deloitte & Touche LLP for tax compliance and tax return preparation of $183,000, and $180,990 in fiscal years 2011 and 2010, respectively, and for technical tax advice of $216,000 and $115,094 in fiscal years 2011 and 2010, respectively.

All Other Fees. There were no other professional services rendered by Deloitte & Touche LLP in fiscal years 2011 and 2010.

     The Audit Committee has determined that the rendering of tax services by Deloitte & Touche LLP is compatible with maintaining its independence.

     The Audit Committee has established procedures for the pre-approval of all audit and permitted non-audit-related services provided by our independent registered public accounting firm. The procedures include, in part, that: (1) the Audit Committee, on an annual basis, shall pre-approve the independent registered public accounting firm’s engagement letter/annual service plan; (2) the Audit Committee Chair has been delegated the authority to pre-approve any permitted non-audit services up to $50,000 per individual proposed service; (3) the Audit Committee must pre-approve any permitted non-audit services that exceed $50,000 per individual proposed service; and (4) at each regularly scheduled Audit Committee meeting: (a) the Audit Committee Chair will review any services that were pre-approved since the last Audit Committee meeting; and (b) a review will be conducted of the services performed and fees paid since the last Audit Committee meeting.

C. AUDIT COMMITTEE

     The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to our stockholders with respect to its oversight of: the quality and integrity of PetSmart’s financial statements and disclosures; our compliance with legal and regulatory requirements; the relationship with our internal auditors and our independent registered public accounting firm, including their independence, the audit, and additional services; and our internal and disclosure controls. During fiscal year 2011, the Audit Committee was composed of the following independent Directors: Messrs. Lochridge, Gangwal, and Khalifa and Ms. Foley. Mr. Lochridge served as Chairman. Messrs. Lochridge and Khalifa have been designated by the Board of Directors as audit committee financial experts as defined in applicable SEC Rules. The Board of Directors made a qualitative assessment of Messrs. Lochridge’s and Khalifa’s level of knowledge and experience based on a number of factors, including their education and work, management, and director experience. All members of our Audit Committee are financially literate and are independent, as independence is defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Audit Committee met six times during fiscal year 2011, and its report is presented below. The Audit Committee acts under a written charter that was adopted by the Board of Directors. The charter is available in the Corporate Governance Section of the PetSmart website located at www.petm.com.

D. REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

     The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of PetSmart.

     The Audit Committee oversees PetSmart’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. PetSmart has an Internal Audit Department that is actively involved in examining and evaluating PetSmart’s financial, operational and information systems activities and reports functionally to the Chair of the Audit Committee and administratively to management. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the periodic reports, including the audited financial statements in our Annual Report on Form 10-K. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of PetSmart’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees, AU Section 380). In addition, the Audit Committee has also received written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence.

     The Audit Committee discussed with PetSmart’s independent registered public accounting firm the overall scope and plans for their audit, and developed a pre-approval process for all independent registered public accounting firm services. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of PetSmart’s internal and disclosure controls, and the overall quality of PetSmart’s financial reporting. The Audit Committee held six meetings during fiscal year 2011.

     The Audit Committee has determined the rendering of tax services by Deloitte & Touche LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in PetSmart’s Annual Report on Form 10-K for the fiscal year 2011 ended January 29, 2012, for filing with the SEC. The Audit Committee has appointed Deloitte & Touche LLP to be PetSmart’s independent registered public accounting firm for the fiscal year 2012 ending February 3, 2013.

Audit Committee of the Board of Directors

Richard K. Lochridge (Chairman)
Rita V. Foley
Rakesh Gangwal
Amin I. Khalifa
____________________

1	This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any PetSmart filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

ARTICLE IV. COMPENSATION DISCUSSION AND ANALYSIS
AND COMPENSATION COMMITTEE REPORT

A. PROPOSAL THREE

APPROVAL OF THE 2012 EMPLOYEE STOCK PURCHASE PLAN

     On March 14, 2012, our Board of Directors adopted the PetSmart, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval. There are 2,500,000 shares of common stock reserved for issuance under the ESPP.

     The ESPP provides a means for PetSmart employees to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of our common stock. All employees participating in the ESPP will have equal rights and privileges. The Board of Directors believes that the ESPP will encourage broader stock ownership by our employees and thereby provide an incentive for employees to contribute to the success of PetSmart. The Board intends that the ESPP offers a convenient means for employees who might not otherwise purchase and hold our common stock to do so and that the discounted purchase price feature of the ESPP provides a meaningful inducement to participate. The Board believes that employees’ continuing economic interest, as stockholders, in the performance and success of PetSmart will enhance our entrepreneurial spirit, which we believe will greatly contribute to our long-term success.

     The ESPP is intended to replace our 2002 Employee Stock Purchase Plan, or the Prior Plan, which will automatically terminate on July 31, 2012, following the expiration of its ten-year term. No further purchases may be made under the Prior Plan after such date.

     Stockholders are requested in this Proposal Three to approve the ESPP. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the ESPP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     The essential features of the ESPP are outlined below. This summary, however, does not purport to be a complete description of the ESPP. The ESPP has been filed with the SEC as an Appendix to this Proxy Statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the ESPP. The last sales price of our common stock on the NASDAQ Global Select Market on April 16, 2012 was $56.57 per share.

Purpose

     The purpose of the ESPP is to continue to provide a means by which employees of PetSmart and any parent or subsidiary of PetSmart that adopts the ESPP, which we refer to as an Adopting Affiliate, may purchase shares of PetSmart common stock, following the expiration of the Prior Plan, to assist PetSmart in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of PetSmart. Approximately 65% of employees are eligible to participate in the ESPP. The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

     The Board administers the ESPP and has the power to construe and interpret both the ESPP and the rights granted under it. The Board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase common stock will be granted and the provisions of each offering of such rights, which need not be identical. The Board has the power to delegate administration of the ESPP to a committee of the Board. The Board may revoke the authority of the committee at any time and revest in the Board the administration of the ESPP. As used herein with respect to the ESPP, the Board refers to any committee the Board appoints and to the Board as the context requires.

Stock Subject to ESPP

     We have initially reserved an aggregate of 2,500,000 shares of common stock for issuance under the ESPP. The number of shares available under the ESPP will be subject to adjustment as described below in the paragraph entitled “Adjustment Provisions.” If rights granted under the ESPP expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights will again become available for issuance under the ESPP.

Offerings

     The ESPP is implemented by offerings of rights to all eligible employees from time to time by the Board. The maximum length for an offering under the ESPP is 27 months. Offerings will begin on February 1st and August 1st of each year and consist of only one “purchase period” of six months. Prior to the commencement of any offering, the Board may change any or all terms of such offering and subsequent offerings. The provisions of separate offerings need not be identical, but each offering will conform to the ESPP.

Eligibility

     Any person who is customarily employed at least 20 hours per week and five months per calendar year by PetSmart or by any Adopting Affiliate on the first day of an offering may participate in that offering, provided such employee has been continuously employed by PetSmart or the Adopting Affiliate for at least six months preceding the first day of the offering. Officers of PetSmart and any Adopting Affiliates may participate in offerings under the ESPP, provided, however, that the Board may provide in an offering that certain employees who are “highly compensated” as defined in the Code are not eligible to participate in the offerings. The Board may determine that service with a corporation acquired by PetSmart will constitute service with PetSmart for purposes of eligibility in the ESPP. However, no employee is eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of PetSmart or of any parent or subsidiary of PetSmart, including any stock which such employee may purchase under all outstanding rights and options.

Participation in the Plan

     All eligible employees are considered to be participants in each offering under the ESPP. For a participant to purchase shares during an offering, the participant must deliver to PetSmart an agreement authorizing payroll deductions for the purchase period. For each offering thereafter, the employee’s payroll deductions shall continue as originally elected, unless otherwise modified or terminated.

Purchase Price

     Unless the Board of Directors otherwise provides, the purchase price per share at which shares of stock are sold in an offering under the ESPP will be 95% of the fair market value of a share of our common stock on the applicable purchase date.

Payment of Purchase Price; Payroll Deductions

     The purchase price of the shares is accumulated by payroll deductions over the period of the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may reduce his or her participation percentage only once during any purchase period; provided however, that a Participant may withdraw from an offering after having previously decreased his or her participation percentage during any purchase period. To the extent provided in the offering, a participant may increase his or her participation percentage during the course of such offering. All payroll deductions made for a participant are credited to his or her account under the ESPP and deposited with our general funds. A participant may not make additional payments into such account unless specifically provided for in the offering and only if the participant has not had the maximum amount withheld during the purchase period.

Purchase of Stock

     By authorizing payroll deductions during the period, the employee is entitled to purchase shares under the ESPP. On the applicable purchase date, a participant’s accumulated payroll deductions and other additional payments, if any, will be used to purchase shares at the purchase price for the offering, up to the maximum number of shares permitted. Unless the Board otherwise provides, the purchase dates shall be each January 31st and July 31st. No fractional shares will be issued and the amount, if any, remaining in a participant’s account after the purchase of shares on the purchase date (which is less than the amount required to purchase one share) will be held in each such Participant’s account for the purchase of shares under the next offering, or, if applicable, the next applicable purchase date under the offering.

     In connection with offerings made under the ESPP, the Board specifies a maximum number of shares a participant may be granted the right to purchase, the maximum number of shares each participant may purchase and the maximum aggregate number of shares that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering will exceed the maximum aggregate number of shares available, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. However, no employee may purchase more than $25,000 worth of such stock, determined at the fair market value of the shares at the time such rights are granted, under all of our employee stock purchase plans in any calendar year.

Withdrawal

     Each participant may withdraw from a given offering by delivering to us a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable purchase period, except as provided by the Board in the offering. Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s ability to participate in other offerings under the ESPP, but such employee will be required to deliver a new payroll deduction authorization in order to participate in other offerings under the ESPP.

Termination of Employment

     Rights granted pursuant to any offering under the ESPP terminate immediately upon cessation of an employee’s employment with PetSmart and any Adopting Affiliate for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

     Rights granted under the ESPP are not transferable and may be exercised only by the person to whom such rights are granted.

Adjustment Provisions

     If any change is made in the shares of our common stock subject to the ESPP, or subject to any rights granted under the ESPP, without receipt of consideration by PetSmart, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by PetSmart, the ESPP and outstanding rights will be appropriately and proportionately adjusted in the classes and maximum number of shares subject to the ESPP and the classes and number of shares and price per share of stock subject to outstanding rights.

Effect of Certain Corporate Transactions

     In the event of:

  a dissolution or liquidation of PetSmart;

  a merger or consolidation in which PetSmart is not the surviving corporation;

  a reverse merger in which PetSmart is the surviving corporation but the shares of PetSmart common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

  any capital reorganization in which more than fifty percent (50%) of the shares of PetSmart entitled to vote are exchanged,

then, as determined by the Board in its sole discretion:

  any surviving corporation may assume outstanding rights or substitute similar rights for those under the ESPP;

  such rights may continue in full force and effect; or

  participants’ accumulated payroll deductions may be used to purchase our common stock within five business days prior to the transaction described above and the participants’ rights under the ongoing offering terminated.

Duration, Amendment and Termination

     The Board may suspend or terminate the ESPP at any time. Unless terminated earlier, the ESPP will automatically terminate on July 31, 2022, or the date on which the shares available under the ESPP, as adjusted from time to time, are exhausted. No rights may be granted under this ESPP while the ESPP is suspended or after it is terminated. The Board may amend the ESPP at any time. To the extent determined necessary and desirable by the Board, amendments to the ESPP will be submitted to the stockholders for approval. Rights granted before amendment or termination of the ESPP will not be adversely altered or impaired by any amendment or termination of the ESPP without consent of the employee to whom such rights were granted or except as necessary to comply with any laws or government regulations or as otherwise specifically provided in the ESPP.

Federal Income Tax Information

     Rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

     If the stock is sold by the participant more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of our common stock at the time of such sale over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price, determined as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

     If the common stock is sold by the participant for more than its fair market value on the purchase date and such sale is before the expiration of either of the holding periods described above, then the excess of the fair market value of the common stock on the exercise date over the exercise price will be treated as ordinary income at the time of such sale. The balance of any gain will be treated as capital gain. If the stock is sold by the participant for less than its fair market value on the exercise date, the same amount of ordinary income is recognized by the participant, and a capital loss is recognized by the participant equal to the difference between the fair market value of the common stock on such exercise date and the sales price. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held. There are no federal income tax consequences to PetSmart by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant, subject to the requirement of reasonableness and the satisfaction of tax reporting obligations.

Additional Equity Compensation Plan Information

     See Article V Section C. Equity Compensation Plans for information concerning our existing equity compensation plans.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL THREE

B. REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS1

     The Compensation Committee of our Board of Directors is responsible for establishing the compensation philosophy, policies and programs for all of our executive officers. The Board of Directors reviews all decisions by the Compensation Committee relating to the compensation of our executive officers.

     The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of our compensation programs, which are intended to strengthen the link between executive pay and performance. The Compensation Committee Charter outlines the Committee’s responsibilities, and the Compensation Committee, the Corporate Governance and Nominating Committee and the Board of Directors periodically review and revise the charter, which the Board of Directors subsequently approves. The Compensation Committee Charter is available in the Corporate Governance section of the PetSmart website located at www.petm.com.

     All members of our Compensation Committee are independent, as defined in Rule 5605 (a)(2) of the NASDAQ listing standards and as determined by the Board of Directors. Qualifications for inclusion on the Compensation Committee include independence and experience with: compensation, benefits, leading and motivating people, and fiscal responsibility. During fiscal year 2011, the Compensation Committee composition was changed to accommodate a retirement and normal and periodic Board Committee rotations. From the beginning of fiscal year 2011 through June 14, 2011 the Compensation Committee was unchanged from the prior fiscal year and was composed of the following directors: Ms. Foley and Messrs. Stemberg, Del Santo, and Josefowicz. Mr. Del Santo retired as a member of the Board of Directors and all Board Committees effective June 15, 2011. Effective June 15, 2011 and continuing through the end of fiscal year, the Compensation Committee was composed of the following Directors: Ms. Munder and Messrs. Stemberg, Hardin, and Josefowicz. Mr. Stemberg served as chairperson during fiscal year 2011.

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement due to its content accurately reflecting our compensation program philosophy and our total compensation program as designed by the Compensation Committee.

Compensation Committee of the Board of Directors

Thomas G. Stemberg (Chairman)
Joseph F. Hardin, Jr.
Gregory P. Josefowicz
Barbara A. Munder
____________________

1	The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any PetSmart filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

B. COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

     This Compensation Discussion and Analysis (CD&A) provides information about our compensation program as administered by the Compensation Committee of the Board of Directors with respect to our senior executive officers.

     In fiscal 2011, we continued on our strategy to be the preferred provider for the lifetime needs of pets. Our primary initiatives include:

  create meaningful differentiation that drives brand preference;

  offer superior customer service;

  focus on operating excellence;

  grow our pet services business; and

  add stores and provide the right store format to meet the needs of our customers.

     By executing against these strategic initiatives, our business again performed well in a challenging macroeconomic environment. Highlights of our fiscal year 2011 performance include the following:

  increased total net sales by 7% to $6.1 billion;

  grew comparable store sales, or sales in stores open at least one year, by 5.4%;

  increased earnings before taxes by 21% to $446 million, or 7.3% of sales;

  increased diluted earnings per share by 27% to $2.55;

  generated $575 million in operating cash flow; and

  generated significant total shareholder return, with compound annual growth rates of 35%, 44%, and 15% over the last one-, three-, and five-year periods, respectively.

As a result of our significant cash flow from operations and disciplined capital spending, we were also able to return value to our shareholders through $337 million in share repurchases, and $60 million in dividends.

     Payouts under our incentive plans reflect the company’s success. Targets under the annual Executive Short-Term Incentive Plan, or ESTIP, were based on (1) growth in earnings before taxes (EBT) and (2) growth in comparable store sales. Performance targets were significantly exceeded, resulting in payouts at 273% of target. In addition to stock options, long-term incentives are provided in the form of performance share units (PSUs) under our equity incentive plan. The performance measure for fiscal year 2011 was growth in EBT and the above-target performance for EBT resulted in PSUs being earned at 150% of target.

     The payouts under the annual and long-term incentive plans are consistent with the Company’s focus on a compensation structure that makes the majority of executive compensation contingent on performance, as demonstrated in the following charts, which examine fiscal 2011 total direct compensation (base pay, target bonus amounts, and long-term incentives).

     As part of the Compensation Committee’s continuing review of compensation design, several significant changes have been implemented for fiscal year 2012:

  the maximum payout opportunity under the ESTIP has been limited to 200% of target;

  a new performance measure, growth in E-Commerce sales, has been added to the ESTIP;

  the performance period for the PSUs has been changed so that performance is measured by EBT growth over three years, instead of one year. Depending on EBT growth, payout can range from 0% to 200% of target.

     These changes are consistent with the Compensation Committee’s focus on implementing an executive compensation program consistent with best practices, as evidenced by other significant features in the program, such as:

  robust stock ownership guidelines of 5X base pay for the Chairman and Chief Executive Officer, and either 4X or 3X for the other senior executives;

  a clawback policy applicable to erroneous payments of incentive compensation attributable to misstated financial statements or operating metrics in cases of fraud, intentional misconduct, or gross negligence;

  minimal special perquisites for executive officers, consisting of a financial planning allowance and executive physicals;

  elimination in 2011 of excise tax gross-ups in connection with change-in-control payments, effective with respect to new participants;

  an insider trading policy that prohibits any derivative, including hedging, transactions involving PetSmart stock.

     This CD&A will describe executive compensation decisions with respect to our five most senior executive officers, who are collectively referred to as the “named executive officers”:

  Philip L. Francis—Executive Chairman of the Board. Mr. Francis retired at the end of the 2011 fiscal year; however, he remains a member of the Board of Directors.

  Robert F. Moran—President and Chief Executive Officer. Effective with the 2012 fiscal year, Mr. Moran became the Chairman and Chief Executive Officer.

  Lawrence P. Molloy—Senior Vice-President and Chief Financial Officer. Effective with the 2012 fiscal year, Mr. Molloy became the Executive Vice President and Chief Financial Officer.

  David K. Lenhardt—Executive Vice-President, Store Operations, Human Resources, and Information Services. Effective with the 2012 fiscal year, Mr. Lenhardt became the President and Chief Operating Officer.

  Joseph D. O’Leary—Executive Vice President, Merchandising, Marketing and Supply Chain.

Governance Structure of Compensation Program

     The Board of Directors established the Compensation Committee and approved its charter to help fulfill the Board of Director’s responsibility to oversee the policies and programs that govern our executive officers’ compensation. The Compensation Committee defines and regularly reviews our compensation philosophy and approves all elements of our compensation program for our executive officers.

     The Compensation Committee meets at scheduled times during the year, and occasionally considers and takes action by unanimous written consent. The Compensation Committee met four times during fiscal year 2011. The Executive Chairman, Chief Executive Officer, Chief Financial Officer, General Counsel, Senior Vice President Human Resources, and certain other executive officers may attend Compensation Committee meetings at the request of the Compensation Committee. On a regular basis, the Compensation Committee has executive sessions during which no executive officers are present. Periodically, the Chief Executive Officer and the Senior Vice President Human Resources may be asked to attend a specific executive session. The Compensation Committee may from time to time request the attendance of independent compensation consultants at its meetings as well as at executive sessions.

     The Compensation Committee has the authority to engage the services of outside advisors, experts, and others to assist the committee. During 2011, the Compensation Committee retained Frederic W. Cook & Co., Inc., or Cook, as its independent advisor on various compensation related matters, including updates on compensation practices within the retail industry, competitive data, benchmarking and market/peer analysis, special projects and compliance issues. The amounts paid by PetSmart to Cook for advice to the Compensation Committee did not exceed $120,000 during fiscal year 2011. Cook does no other work for the company other than assisting the Compensation Committee on work related to its charter. Separately, management retained Hay Group to assist it in compiling compensation data, conducting analyses, providing consulting services, and supplementing internal resources for market analysis, with some of such assistance used as source information in the advisory services performed by Cook.

     PetSmart also has an internal executive compensation team made up of a cross-section of executive officers, whose purpose is to assist the Compensation Committee in making recommendations and to carry out the administrative aspects of PetSmart’s compensation programs, including those for associates other than the executive officers.

Compensation Philosophy

     The compensation philosophy of the Compensation Committee is built upon the principles of pay for performance, shared ownership, and alignment with the long-term interests of our stockholders. We believe it is important that our compensation philosophy supports PetSmart’s strategy of consistent, efficient long-term growth. As a result, PetSmart’s executive compensation programs emphasize at-risk pay through the use of performance-based incentive awards, long-term equity with significant upside potential, and limited use of perquisites. We also believe a meaningful equity stake helps ensure that executives’ and stockholders’ interests are aligned. This philosophy supports the goals of attracting and retaining executive talent with the specific skill sets required to ensure PetSmart’s continued success, including solid leadership, long-term strategic vision, a customer-centric focus, and strong results orientation. Pay for performance considers individual executive goal attainment, the financial and non-financial goals of PetSmart, and the long-term responsible improvement of stockholder returns.

     The following chart summarizes the compensation philosophy of PetSmart. When our performance falls short of established performance measures, total cash compensation and total direct compensation will fall below the targeted percentiles shown below:

	Base Salary	Total Cash Compensation	Total Direct Compensation
	Annual salary	Annual salary plus short-term	Annual salary plus short- and
		incentives	long-term incentives
PetSmart target compared	50th percentile	50th - 75th percentile at target	50th - 75th percentile at target
to peer market		company performance (1)	company performance (1)

		75th percentile at outstanding	>75th to 90th percentile at
		company performance (1)	outstanding company
performance (1)
____________________

(1)	As measured against appropriate but challenging company performance targets established by the Compensation Committee.

     A comparison of fiscal year 2011 compensation paid (base salary, bonus paid in 2011 for prior year performance, and long-term incentives awarded in 2011) to our named executive officers with our comparison companies (as described later) is shown below:

	Base Salary	Total Cash Compensation	Total Direct Compensation
	Annual salary	Annual salary plus short-term	Annual salary plus short- and
		incentives	long-term incentives
Chairman Francis Compared to
Retail Survey	< the 25th percentile	50th to 75th percentile	25th to 50th percentile
Chairman Francis Compared to
Peer Group	< the 25th percentile	50th to 75th percentile	25th percentile
CEO Moran Compared to
Retail Survey	50th to 75th percentile	75th to 90th percentile	50th to 75th percentile
CEO Moran Compared to
Peer Group	50th to 75th percentile	50th to 75th percentile	25th to 50th percentile
NEOs Compared to
Retail Survey	50th to 75th percentile	75th to 90th percentile	50th to 75th percentile
NEOs Compared to
Peer Group	25th to 50th percentile	50th to 75th percentile	25th to 50th percentile

Determining Executive Compensation

     When evaluating executive officer compensation, the Compensation Committee considers, in part:

  pay for individual and company performance;

  alignment with the stated compensation philosophy;

  the need to attract and retain quality leadership;

  relative internal equity;

  appropriate cost management; and

  continued focus on corporate governance.

Our process includes a review of PetSmart’s entire compensation program and an analysis for each executive officer of all elements of compensation as compared to the individual’s and PetSmart’s performance and objectives. The Compensation Committee worked directly with Cook to determine compensation for the Chief Executive Officer. The Chief Executive Officer made compensation recommendations to the Compensation Committee for executive officers for its review and approval, with input provided by Cook

     As noted above, the Compensation Committee used data provided by Hay Group to analyze our executive compensation compared to the Hay Group proprietary retail-specific survey as well as the approved peer group. The 2011 Hay Retail Industry Survey participants include 108 retailers, provides data by job title, and controls for differences in responsibility and revenue through “point” comparisons under its proprietary job evaluation system and statistical regression analysis. The current list of Hay Retail Industry Survey participants is available at http://www.haygroup.com/Downloads/us/misc/2011_Hay_Group_Retail_TR_LOP_Layout.pdf.

     The Compensation Committee determines our peer group using the following objective selection criteria:

  publicly-held specialty retailers;

  revenues typically from one-half to twice that of PetSmart;

  a multi-channel retail structure with an emphasis on hard goods;

  specific characteristics matching PetSmart’s current or potential business model; and/or potential competitors for executive talent.

     This peer group is reviewed periodically by the Compensation Committee and may change from time to time based on the current competitive environment. For fiscal year 2011, the Compensation Committee decided to remove Barnes & Noble, Inc. and OfficeMax Incorporated from the peer group list. In fiscal year 2011, the peer group comprised the following companies:

Abercrombie & Fitch Co.	Dollar Tree, Inc.
Advance Auto Parts, Inc.	Family Dollar Stores, Inc.
AutoZone, Inc.	Foot Locker, Inc.
Bed Bath & Beyond Inc.	Gamestop Corp.
BJ’s Wholesale Club	Ross Stores, Inc.
CarMax, Inc.	Tractor Supply Company
Collective Brands, Inc. (Payless)	Williams-Sonoma, Inc.
Dick’s Sporting Goods, Inc.

     Benchmarking is one factor used in determining executive officer compensation. The Compensation Committee compares each element of compensation separately and in the aggregate to the market data for peer group companies and those represented in the Hay Group proprietary survey.

Design and Elements of our Compensation Program

     The four elements of executive compensation for our executive officers, including the named executive officers, are: (1) base salary; (2) annual performance incentive; (3) long-term equity incentives consisting of stock options, restricted stock and PSUs; and (4) benefits. These elements are designed to:

  ensure that PetSmart executive officers have clear goals and accountability with respect to PetSmart’s performance;

  ensure pay for performance and encourage responsible business growth;

  establish pay opportunities that are competitive with prevailing industry practices, our stage of growth, and the labor markets in which we operate;

  align incentive and equity compensation with PetSmart’s strategy and the long-term interests of PetSmart stockholders;

  encourage executive officers to own PetSmart shares for further long-term stockholder alignment;

  avoid compensation-related risk that could have a material adverse effect on the company; and

  assist PetSmart with attraction, retention, and motivation of key executive talent.

Each of the four elements are discussed below in greater detail:

     1. Base Salary. The base salary for executive officers is set annually by reviewing the skills and performance levels of individual executives, the needs of PetSmart, and the competitive pay practices of companies with which we compete for executive talent. Base salary helps attract and retain executive talent with a degree of financial certainty because base salary is less subject to company performance risk than other components of pay. In determining individual base salaries, the Compensation Committee considers the executive’s experience in the specific functional area, retail-industry experience, scope of job responsibilities, leadership skills, business unit performance, achievement of important strategic initiatives, contribution to company management, individual performance, and competitive market positioning. Base salaries for new executive officers are also set utilizing some or all of the above criteria. The base salaries paid to our named executive officers are set forth in the “Summary Compensation Table.”

     For fiscal year 2011, Mr. Francis’ base pay was reduced from an annual rate of $1,000,000 to an annual rate of $500,000, effective October 1, 2011, reflecting a transition from full time active management of the company to retirement at the end of the 2011 fiscal year. For fiscal year 2011, the base pay of Mr. Moran, our President and Chief Executive Officer, was set at between the 50th and 75th percentiles of our peer group, in recognition of his contributions to PetSmart’s growth and the increasing importance of his role at PetSmart, as Mr. Francis transitioned into retirement. For fiscal year 2012, Mr. Moran was promoted by the Board of Directors to Chairman and Chief Executive Officer from President and Chief Executive Officer. Mr. Moran’s base pay for fiscal year 2012 has been set at $1,125,000, increasing from $1,100,000 in fiscal year 2011.

     Base salaries for the remaining named executive officers were on average between the 50th and 75th percentiles for fiscal year 2011. For fiscal year 2012, they are expected to be approximately at the 50th percentile, with these executive officers continuing to assume additional responsibilities as discussed below. In 2011, Mr. Lenhardt’s area of responsibility was expanded to include the Information Systems function, in addition to Store Operations and Human Resources. Mr. O’Leary’s area of responsibility was also increased to include Marketing, in addition to Merchandising and Supply Chain. Mr. Molloy’s scope of responsibility also grew to include oversight of the real estate function. These changes capitalized on already strong internal partnerships between these functions and brought greater integration and synergy for the entire organization. Also, in 2011, the Board appointed Messrs. Lenhardt and O’Leary as Executive Vice Presidents in recognition of their expanded roles.

     Effective at the beginning of the 2012 fiscal year, the Board approved a succession plan reorganization impacting our named executive officers. In addition to Mr. Francis’ retirement and Mr. Moran’s promotion to Chairman and Chief Executive Officer, Mr. Lenhardt was promoted to President and Chief Operating Officer and Mr. Molloy was promoted to Executive Vice President and Chief Financial Officer. Several key organization structure changes were associated with this reorganization resulting in increased job scope and responsibilities. As a result, Mr. Lenhardt’s base pay was increased to $750,000 from $600,000. Mr. O’Leary’s base pay was increased to $600,000 from $550,000. Also, Mr. Molloy’s base pay was increased to $550,000 from $500,000.

     The following chart summarizes base salary changes with respect to the named executive officers:

Base Salary (in $000s)
Name	Fiscal Year 2010	Fiscal Year 2011	Fiscal Year 2012
Mr. Francis	$1,000	$1,000 (reduced to	Retired
		$500 10/1/11)
Mr. Moran	$1,050	$1,100	$1,125
Mr. Molloy	$445	$500	$550
Mr. Lenhardt	$492	$600	$750
Mr. O’Leary	$492	$550	$600

     The Compensation Committee considers the market data obtained from our peer group to be the most relevant comparison in evaluating the competitiveness of the compensation of our named executive officers, and intends to continue to move the Total Direct Compensation of these named executive officers towards our stated compensation goals as appropriate. In keeping with our compensation philosophy of emphasizing performance-based pay, base salary has represented approximately between 20% and 30% of targeted total compensation for each of the named executive officers. For fiscal year 2012, except for Mr. Moran, we plan to continue a similar emphasis for our named executive officers. The Board has approved higher levels of performance-based compensation for Mr. Moran such that his base pay will represent approximately 16% of his targeted total compensation.

     2. Annual Performance Incentive. The annual performance incentive is designed to motivate executives to attain short-term objectives that align with long-term business goals. At the beginning of each fiscal year, under the ESTIP, the Compensation Committee assigns each executive officer an incentive target equal to a specified percentage of his or her annual base salary. During fiscal year 2011, the incentive target for the Executive Chairman and the President and Chief Executive Officer was 100%. The incentive target for the Messrs. Lenhardt and O’Leary was 85%, and the incentive target for Mr. Molloy was 75%. These were the same percentages as for fiscal year 2010 except that the percentages for Messrs. Lenhardt and O’Leary were increased from 75%, in recognition of their performance and expanded roles.

     The ESTIP is designed and administered in a manner intended to qualify incentive awards to our named executive officers as “performance-based compensation” for purposes of 162(m) of the Internal Revenue Code. This is intended to allow PetSmart to fully deduct for federal income tax purposes the compensation paid under the ESTIP. The incentive targets and the performance measures for each executive are determined by the Compensation Committee at the beginning of each fiscal year based on the executive’s position and responsibilities. The performance measures may change from year to year in accordance with our objectives.

     For purposes of evaluating performance, the Compensation Committee may adjust U.S. generally accepted accounting principles, or U.S. GAAP, results for specific nonrecurring extraordinary items we do not consider core to our operating business such as certain litigation expenses, insurance recoveries or restructuring activities. The ESTIP also allows the Compensation Committee in any year to reduce the amount paid based on any individual or PetSmart performance factors deemed relevant by the Compensation Committee. In addition, the Compensation Committee has discretion to pay out earned awards above 200% of base pay in the form of our common stock. Incentives to all named executive officers are made based solely on the company’s financial performance.

Fiscal Year 2011

     For fiscal year 2011, the incentive payout to our executive officers was based on two performance measures:

  earnings before taxes, or EBT, as calculated from PetSmart’s audited financial statements; and

  increase from previous fiscal year in comparable store sales as calculated from PetSmart’s audited financial statements, defined as stores open at least one year;

     The Compensation Committee believes that earnings before taxes is an appropriate and primary indicator to our stockholders of overall business health, and its use achieves the committee’s desire to use a measure of profitability that associates can relate to and drives shareholder value creating behaviors. The second measure, growth in comparable store sales, focuses executive officers on both strengthening PetSmart’s core business and making our stores more effective, as well as developing new and innovative services.

     The Compensation Committee sets realistic but challenging goals or targets for each measure. Each measure contained a payout opportunity between 0% and 300% of the target performance. The measures used and relative weightings provide assurance that payouts from the ESTIP are self-funding in that annual incentives earned above target will be funded from additional earnings. In addition, a minimum earnings before tax target was required in order for any payout to occur from the ESTIP for fiscal year 2011.

     For fiscal year 2011, the Compensation Committee established the following performance targets under the ESTIP, and determined the actual achievement under the ESTIP for all executive officers as follows:

	Performance Criteria
	for Payouts at:			Actual	Payout % Range*			Actual Payout		Weighted
Measure	Min.	Target	Max.	Performance	Min.	Target	Max.	Percentage	Weight	Percent
Growth in Earnings Before
Taxes Over Prior Year	-6.5%	10.0%	22.0%	20.7%	50%	100%	300%	277.5%	75%	208.1%
Growth in Comparable Store
Sales Over Prior Year	0.0%	3.0%	6.0%	5.4%	50%	100%	300%	259.5%	25%	64.9%
Total weighted payout
percentage										273.0%
____________________

*	No payout is earned under plan if minimum criteria is not achieved for growth in earnings before taxes over prior year.

     As a reference, for fiscal year 2010, total incentive achievement was 228%, and for fiscal year 2009, total incentive achievement was 162%, for all executive officers.

     All performance measures that are based on PetSmart’s audited financial statements may be modified by the Compensation Committee at the time the specific measures are selected to take into consideration one or more of the following: (1) changes in accounting principles that become effective during the performance period, (2) extraordinary, unusual or infrequently occurring events, (3) the disposition of a business or significant assets, (4) gains or losses from all or certain claims and/or litigation and insurance recoveries, (5) the impact of impairment of intangible assets, (6) restructuring activities, (7) the impact of investments or acquisitions, and/or (8) changes in corporate capitalization such as stock splits and certain reorganizations. Therefore, target and actual performance figures may not be calculated in accordance with U.S. GAAP.

Fiscal Year 2012

     For fiscal year 2012, the Compensation Committee determined that the performance measures should continue to support profitability and sales. Further, in recognition of the importance of growth in the electronic commerce (“E-Commerce”) segment of our business, the Compensation Committee added a related performance measure. Accordingly, the Compensation Committee selected the following financial performance measures for determining the amount of the annual incentive bonuses that may be awarded to our executive officers for fiscal year 2012:

  growth in EBT as calculated from PetSmart’s audited financial statements;

  growth in comparable store sales as calculated from PetSmart’s audited financial statements, defined as stores open at least one year; and,

  growth in E-Commerce sales from PetSmart’s audited financial statements.

The Compensation Committee believes EBT continues to be an appropriate indicator to our stockholders of overall business health and profitability. In selecting comparable store sales as a measure, we continue our focus on driving productivity in existing assets. Also, use of comparable store sales as a performance measure balances shorter term profitability goals with longer term growth. The use of E-Commerce sales growth as a performance measure is intended to drive expansion into a growing area of opportunity and to promote efforts to insure our competitiveness in a marketplace that is quickly evolving.

     The Compensation Committee believes the fiscal year 2012 performance targets are realistic but challenging, representing about even odds of attainment given the retail economy and established business plans. The weights of the incentive components are standardized for all executive officers to encourage a cross-functional team focus. As in fiscal year 2011, a minimum profitability standard, growth in EBT, must be met before any payout can be made on any performance measure. The maximum payout opportunity for each of the selected performance measures is 200% of the payout established at target performance, reduced from a 300% maximum payout opportunity for each respective measure in 2011.

     For the 2012 fiscal year, the Compensation Committee approved incentive targets for Messrs. Moran, Molloy, Lenhardt and O’Leary of 120%, 85%, 90% and 85%, respectively.

     3. Long-Term Equity-Based Incentive Compensation. Long-term equity-based incentive compensation is provided to certain employees, including executive officers, to link a portion of compensation to the long-term financial success of PetSmart and as a retention tool. Long-term incentives currently consist of stock options and PSUs, with all executive officers and other key members of management eligible to receive such grants. Our long-term equity based incentive compensation grants have also provided potential ownership to support our Officer and Director Stock Ownership Guidelines. See page 10 for a discussion of these guidelines, which also apply to outside directors.

     The Compensation Committee believes stock options are inherently performance-based as the executive officer does not receive any benefit unless the stock price rises after the date the option is granted. Stock options have a maximum term of seven years from the date of grant, or earlier if employment terminates. Stock options vest over four years on consecutive yearly anniversaries of the date of the grant, except in the case of Mr. Francis whose 2011 stock option grant vests on the first anniversary of the date of the grant. Earlier vesting of stock options may occur in the event of a change in control. See “Employment and Severance Arrangements” below.

     PSUs align the interests of our executive officers with the long-term interests of our shareholders by attaching performance modifiers to grants that can result in positive or negative adjustments to grant size. They thus directly link pay to performance, help focus key employees on achieving a key performance goal, and provide significant award upside for achieving outstanding performance, while maintaining a level of total direct compensation competitiveness for participants. PSU grants have typically provided for three-year cliff vesting. Earlier vesting of PSUs may occur in the event of a change in control or, in some cases, in the event of an executive retirement that is pursuant to the requirements as set forth in the grant documents. See “Employment and Severance Arrangements” below.

     For 2011, the actual number of PSUs earned depends on achievement against a specific annual performance measure established by the Compensation Committee in the year the PSUs are first granted. If target performance is achieved against the measure, each participant earns 100% of his or her target PSU award as of the anniversary of the grant date. If the maximum performance level is achieved against the measure, each participant earns 150% of his or her target award. If the performance level achieved is more than the target award but less than the maximum award, each participant’s target PSU award is proportionately increased, provided that in no event is a participant to receive more than 150% of the target award. If the performance level achieved is less than the target amount, each participant’s target PSU award is proportionally reduced, provided that in no event will a participant receive less than 50% of the target award.

     PSUs awarded in 2011 will be earned upon certification by the Compensation Committee of actual performance achievement following the fiscal year-end, subject to specified change of control exceptions. Thereafter, the earned PSUs are subject to time-based vesting and will cliff vest on the third anniversary of the grant date, contingent upon the participant’s continued service to PetSmart (except for Mr. Francis whose 2011 PSU grant vests after one year). The grant date for regular long-term incentive equity awards is typically the date of the meeting of the Compensation Committee occurring in March. The Compensation Committee has delegated its authority to make off-cycle grants to newly hired or promoted employees (other than executive officers) to specifically identified executive officers using grant guidelines approved by the Compensation Committee.

Fiscal Year 2011 Equity Awards

     In granting long-term incentives, the Compensation Committee takes into account each executive’s responsibilities, relative position at PetSmart, and past grants. In fiscal year 2011, the grant value for Mr. Francis decreased by 14% and Mr. Moran’s grant value was increased by 29% as compared to the value for fiscal year 2010, reflecting the transition of certain responsibilities from Mr. Francis to Mr. Moran. Grant values for Messrs. Molloy, Lenhardt and O’Leary were increased over the 2010 levels by 28%, 50%, and 43%, respectively, in recognition of their respective increased areas of responsibilities and the future potential impact of their leadership. These equity values were divided 60/40 between stock options and PSUs for Messrs. Francis and Moran and 62/38 for the other named executive officers. The specific equity grants awarded to the named executive officers are set forth in the “Grants of Plan-Based Awards.”

     In March 2011, the following PSU grants were made to our named executive officers under the 2006 Plan:

	Minimum	Target	Maximum
Name	Award	Award	Award
Philip L. Francis	9,809	19,617	29,426
Robert F. Moran	14,713	29,426	44,139
Lawrence P. Molloy	4,343	8,685	13,028
David K. Lenhardt	5,109	10,217	15,326
Joseph D. O’Leary	4,854	9,707	14,561

     For fiscal year 2011, the Compensation Committee established EBT growth over prior year as the performance measure for PSUs. In light of uncertainties in forecasting EBT for future years, the Committee determined that EBT growth for fiscal year 2011 was the most appropriate performance measure, and determined that the achievement goals for the measure should be as follows:

	Performance Criteria for
	Payouts at:			Actual	Payout % Range*			Actual Payout
Measure	Min.	Target	Max.	Performance	Min.	Target	Max.	Percentage
Growth in Earnings Before
Taxes Over Prior Year	-6.5%	10.0%	16.0%	20.7%	50%	100%	150%	150%
____________________

*	Minimum payout award percentage under plan for 2011 was 50% regardless of performance.

     As our actual result exceeded the maximum performance level, each named executive officer received the maximum award for fiscal year 2011.

Fiscal Year 2012 Equity Awards

     Equity grants awarded in fiscal year 2012 were made in March 2012. Mr. Moran’s grant value was increased by 50% as compared to the value for fiscal year 2011, reflecting increased responsibilities, including the role of Chairman of the Board, following Mr. Francis’ retirement. Grant values for Messrs. Molloy, Lenhardt, and O’Leary were increased over the 2011 levels by 11%, 43%, and 6% respectively, in recognition of their respective increased areas of responsibilities and the future potential impact of their leadership. Further, the increase in the value of Mr. Lenhardt’s grant level reflected his assumption of the role of President and Chief Operation Officer. Grant values were split 50/50 between stock options and PSUs.

     For fiscal year 2012, the performance measure for our PSUs is again EBT. The performance period for the 2012 PSU grant is three years, consisting of the 2012 through 2014 fiscal years. Comparatively, PSU grants made in 2009 through 2011 provided for a one year performance period. To earn a target award in share units, the Committee has established a cumulative three year EBT annualized compound growth rate relative to fiscal year 2011 that must be achieved by the end of 2014. If the growth rate is does not meet a threshold established by the Compensation Committee, there will be no payout. The maximum award payout for the 2012 equity awards is 200%. If performance is more than that required to earn a target award but less than that required to earn a maximum award, the target PSU award will be proportionately increased. If performance achieved is less than the EBT rate required to earn a target award, each participant’s target PSU award will be proportionally reduced, down to 0% if the EBT growth rate is less than the minimum established by the Compensation Committee. In March 2012, we granted the following PSUs to our named executive officers under the 2011 Equity Incentive Plan:

	Minimum	Target	Maximum
Name	Award	Award	Award
Robert F. Moran	0	38,927	77,854
Lawrence P. Molloy	0	8,868	17,736
David K. Lenhardt	0	13,455	26,910
Joseph D. O’Leary	0	9,516	19,032

     PSUs for fiscal year 2012 will be earned upon certification by the Compensation Committee of actual performance achievement following our 2014 fiscal year-end, subject to specified change of control exceptions. After such certification, the earned PSUs will cliff vest on the third anniversary of the grant date, contingent upon the participant’s continued service with PetSmart.

     4. Benefits and Perquisites. Executive officers participate in benefit plans generally available to employees, such as the 401(k) Plan, Medical/Dental/Vision Plans, and the Employee Stock Purchase Plan. They are eligible for executive physical exams. They also receive company-paid Long-Term Disability coverage that provides a monthly benefit of 66 2/3% of qualified salary to a maximum of $15,000 per month.

     In addition, PetSmart has a Deferred Compensation Plan that allows executive officers and designated management-level employees to defer receipt of certain salary and cash bonus payments on a pre-tax basis. The amount deferred under the Deferred Compensation Plan may be indexed to certain approved investment funds. PetSmart matches a percentage of employee deferrals up to a maximum employee deferral of 10% of the salary of the employee. The minimum Company match on eligible employee deferrals is 10% of the deferred salary amount. Additional company match on eligible deferrals of up to 50% of the deferred salary amount may be earned as a function of PetSmart’s overall performance relative to certain pre-tax earnings targets. PetSmart also provides a 401(k) restoration match equal to 50% of the participant’s annual deferral amount in the 401(k) Restoration Account up to 6% of the participant’s annual base salary.

     We believe perquisites for executive officers should be extremely limited in scope and value. As a result, PetSmart has historically given nominal perquisites and does not offer perquisites such as auto allowances and country club dues. Executives, like other full-time employees, are eligible for employee discounts. In addition, we provide our executive officers with a limited taxable reimbursement allowance for professional services such as financial planning, life insurance, estate planning and tax preparation, which are focused on assisting executive officers in achieving the highest value from their compensation package. See the “Summary Compensation Table” for details regarding actual levels provided to our named executive officers.

Clawback Policy

     The clawback policy applicable to our executive officers provides that in the event an executive officer violates the law or otherwise engages in fraud, intentional misconduct or gross negligence, including the failure to report another person’s acts, that causes or partially causes: (i) materially inaccurate financial statements to be filed with the Securities and Exchange Commission, or (ii) inaccurate operating metrics being used to calculate the size or amount of an award, and the executive officer would have received or been paid a lesser award had the correct operating metrics been used, then the Board of Directors, or a committee thereof, to the extent permitted by applicable law, in their sole discretion may require the reduction, cancellation, forfeiture, or recoupment of a portion or all of any award granted to the executive officer. Awards include: cash incentive bonuses, performance awards and equity incentive awards, including stock options, stock appreciation rights, restricted stock/units and PSUs. The policy is applicable to awards granted to the executive officers after March 2009. In addition, PetSmart will have the right to effect recovery of any amounts realized by an executive officer from the settlement of such awards.

Severance and Change in Control Arrangements

     We have entered into agreements with our executive officers providing severance and change in control benefits, the terms of which are described below under “Employment and Severance Arrangements.” We believe these severance and change in control benefits are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executive officer’s interests with the interests of our stockholders.

     With respect to a change in control transaction, we provide competitive severance benefits if an executive officer is terminated in connection with the transaction. Cash severance is structured on a “double-trigger” basis, meaning that before an executive officer can receive such severance: (1) a change of control must occur; and (2) three months prior to or within 36 months following the change in control, the executive officer’s employment terminates for good reason or without cause. We also provide “single-trigger” acceleration of 50% of outstanding stock awards and “double-trigger” full acceleration of such awards in the event of a covered termination pursuant to our Executive Change in Control and Severance Benefit Plan.

     We also believe that the other severance benefits described in the section entitled “Employment and Severance Arrangements” are appropriate, particularly with respect to a termination by PetSmart without cause. In that scenario, both PetSmart and the executive officer have a mutually agreed upon severance package that is in place prior to any termination event. We believe this arrangement provides PetSmart with greater flexibility to make a change in executive management if such a change is in the stockholders’ best interests and is consistent with competitive practice.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

     Section 162(m) of the Internal Revenue Code denies a deduction to any public corporation such as PetSmart for compensation paid in a taxable year to certain executive officers to the extent that compensation exceeds $1 million. Compensation exceeding $1 million may be deducted only if it is “performance-based compensation” within the meaning of Section 162(m).

     The ESTIP and the equity incentive plans have been designed in a manner to permit the grant of cash bonus awards and stock options to the named executive officers to qualify as “performance-based compensation.” PetSmart believes that the tax deduction of compensation is an important factor in setting executive compensation policy. PetSmart makes an effort to structure individual compensation and compensation programs to allow it to fully deduct compensation in accordance with Section 162(m). However, if compliance with Section 162(m) conflicts with the PetSmart compensation philosophy, or what is believed to be in the best interests of PetSmart and its stockholders, the Compensation Committee may conclude that paying non-deductible compensation is more consistent with that philosophy and in the best interests of PetSmart and our stockholders. For example, in prior years we approved awards of restricted stock to certain executive officers, including Mr. Francis and Mr. Moran, all subject to four- or three-year cliff vesting. It is likely that any deduction in connection with such awards could be limited by the application of Section 162(m). We believe the awards form an important part of our executive officers’ total compensation and incentive program, notwithstanding the possible application of the Section 162(m) deduction limitation.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is an officer or employee of PetSmart, and none of our executive officers serve as a member of a compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

C. EXECUTIVE COMPENSATION

     The following table shows for the fiscal years ended January 29, 2012, January 30, 2011, and January 31, 2010, compensation awarded to, paid to, or earned by, each person serving as our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers during fiscal year 2011.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
							Deferred
				Stock	Option	Non-Equity	Compensation	All Other
				Awards	Awards	Incentive Plan	Earnings	Compensation
Name	Year	Salary	Bonus	(1)	(2)	Compensation	(3)	(4)	Total
Philip L. Francis	2011	$836,538	$—	$799,981	$1,216,664	$2,283,749	$—	$132,539	$5,269,471
Former Executive Chairman	2010	998,942	—	1,050,004	1,289,988	2,273,592	514,107	119,324	6,245,957
of the Board	2009	990,769	—	1,030,858	1,173,532	1,605,046	613,747	131,741	5,545,693

Robert F. Moran	2011	1,089,423	—	1,199,992	1,824,985	2,974,125	69,174	162,649	7,320,348
Chairman and Chief	2010	1,038,363	—	1,050,004	1,289,988	2,363,314	630,698	147,653	6,520,020
Executive Officer	2009	903,365	—	1,030,858	1,173,532	1,345,574	740,591	113,755	5,307,675

Lawrence P. Molloy	2011	500,000	—	354,174	578,898	1,023,750	—	88,607	2,545,429
Executive Vice President and	2010	441,733	—	327,501	402,352	754,038	—	76,242	2,001,866
Chief Financial Officer	2009	424,340	—	643,049	732,059	343,716	8	44,075	2,187,247

David K. Lenhardt	2011	600,000	—	416,649	681,056	1,392,300	86,878	94,215	3,271,098
President and Chief	2010	488,761	—	327,501	402,352	834,314	259,284	75,659	2,387,871
Operating Officer	2009	475,573	—	643,049	732,059	385,560	280,582	54,026	2,570,849

Joseph O’Leary	2011	550,000	—	395,851	647,000	1,276,275	—	82,964	2,952,090
Executive Vice President,	2010	488,764	—	327,501	402,352	834,320	80,819	83,636	2,217,392
Merchandising, Marketing	2009	460,738	—	643,049	732,059	385,560	62,212	60,454	2,344,072
and Supply Chain
____________________

(1)	Represents the target amount of PSUs granted in fiscal year 2009, 2010 and 2011 based on the grant date fair value. The maximum value of the PSUs on the 2009 grant date, assuming the highest level of performance condition is achieved, is as follows: Mr. Francis - $1,546,287; Mr. Moran - $1,546,287; Mr. Molloy - $964,574; Mr. Lenhardt - $964,574; Mr. O’Leary - $964,574. In 2009, all of our named executive officers received the maximum number of PSUs as a result of our 2009 performance. The maximum value of the PSUs on the 2010 grant date, assuming the highest level of performance condition is achieved, is as follows: Mr. Francis - $1,575,006; Mr. Moran - $1,575,006; Mr. Molloy - $491,252; Mr. Lenhardt - $491,252; Mr. O’Leary - $491,252. In 2010, all of our named executive officers received the maximum number of PSUs as a result of our 2010 performance. The maximum value of the PSUs on the 2011 grant date, assuming the highest level of performance condition is achieved, is as follows: Mr. Francis - $1,199,972; Mr. Moran - $1,799,988; Mr. Molloy - $531,261; Mr. Lenhardt - $624,974; Mr. O’Leary - $593,777. In fiscal year 2011, all of our named executive officers received the maximum number of PSUs as a result of our 2011 performance.

(2)	Represents the aggregate fair value of stock options granted based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 10 of the “Notes to Consolidated Financial Statements” on pages F-20 to F-24 of our Annual Report on Form 10-K for the fiscal year ended January 29, 2012.

(3)	Messrs. Francis and O’Leary incurred losses for fiscal year 2011 under our deferred compensation plans. Please see the section entitled “Nonqualified Deferred Compensation” below.

(4)	The aggregate value of perquisites and other benefits are detailed in the chart below.

Perquisites and other benefits

						Executive
		Deferred			Group	Long Term		Group
		Comp. Plan	DCP 401(k)	401(k)	Term Life	Disability	Exec	Insurance				Total All
		Performance-	Restoration	Company	(Imputed	Premium	Choice	Premiums	Executive			Other
Name and Principal Position	Year	based Match	Match	Match	Income)	(a)	(b)	(c)	Physical	Relocation	Dividends	Compensation
Philip L. Francis	2011	$23,000	$19,050	$4,946	$11,987	$0	$40,000	$9,925	$8,140	$—	$15,491	$132,539
Executive Chairman	2010	0	18,541	6,709	8,184	2,137	40,000	10,004	7,886	—	25,863	119,324
of the Board	2009	9,550	21,464	5,161	7,060	1,892	40,000	11,032	12,211	—	23,371	131,741

Robert F. Moran	2011	50,600	28,376	7,494	7,524	0	40,000	8,821	8,350	—	11,484	162,649
Chairman and Chief	2010	39,900	21,604	7,509	7,515	2,137	40,000	8,671	—	—	20,317	147,653
Executive Officer	2009	9,500	23,700	5,991	3,845	1,892	40,000	9,912	—	—	18,915	113,755

Lawrence P. Molloy	2011	23,000	15,256	4,616	1,239	0	20,000	9,525	6,728	—	8,243	88,607
Executive Vice President	2010	16,903	11,324	7,392	742	2,137	20,294	9,334	—	—	8,116	76,242
and Chief Financial Officer	2009	4,300	6,750	5,765	616	1,892	9,710	10,353	—	—	4,689	44,075

David K. Lenhardt	2011	27,123	17,472	5,538	658	0	20,000	7,893	9,760	—	5,771	94,215
President and Chief	2010	18,514	14,526	7,397	528	2,137	14,129	6,255	1,784	—	10,389	75,659
Operating Officer	2009	4,760	8,130	5,767	446	1,892	14,692	7,212	1,556	—	9,571	54,026

Joseph D. O’Leary	2011	25,300	16,376	5,077	1,377	0	19,770	8,281	1,012	—	5,771	82,964
Executive Vice President,	2010	18,703	13,544	7,397	1,213	2,137	19,275	8,013	1,265	—	12,089	83,636
Merchandising, Marketing	2009	4,760	8,130	5,544	1,131	1,892	18,800	9,433	2,913	—	7,851	60,454
and Supply Chain
____________________

(a)	Through fiscal year 2010, we provided a tax gross-up payment to each executive officer to defray the tax liability associated with the imputed income from the long-term disability premium payments paid by PetSmart. This practice ceased in fiscal year 2011.

(b)	Represents a limited taxable reimbursement for professional services such as financial planning, life insurance, estate planning and tax preparation, which are focused on assisting executive officers in achieving the highest value from their compensation package.

(c)	Represents company-paid portion of premiums for life, medical, dental insurance and short-term disability.

E. STOCK AWARD GRANTS, EXERCISES AND PLANS

GRANTS OF PLAN-BASED AWARDS

									All Other
									Option	Exercise	Grant Date
									Awards:	or Base	Fair Value
									Number of	Price of	of Stock
									Securities	Option	and Stock
		Date of	Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Underlying	Awards	Option
		Corporate	Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Options	($/Sh)	Awards
Name	Grant Date	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	(3)	(4)	(5)
Philip L. Francis	3/22/11	3/22/11	$418,269	$836,538	$2,509,615	9,809	19,617	29,426	113,178	$40.78	$2,016,645

Robert F. Moran	3/22/11	3/22/11	544,712	1,089,423	3,268,269	14,713	29,426	44,139	169,766	40.78	3,024,977

Lawrence P. Molloy	3/22/11	3/22/11	187,500	375,000	1,125,000	4,343	8,685	13,028	53,851	40.78	933,073

David L. Lenhardt	3/22/11	3/22/11	255,000	510,000	1,530,000	5,109	10,217	15,326	63,354	40.78	1,097,705

Joseph D. O’Leary	3/22/11	3/22/11	233,750	467,500	1,402,500	4,854	9,707	14,561	60,186	40.78	1,042,851
____________________

(1)	Represents possible amounts payable under the ESTIP. For fiscal year 2011, the Compensation Committee of the Board of Directors selected the following business criteria pursuant to the ESTIP for determining the amount of possible cash bonuses to be awarded to each named executive officer for fiscal year 2011: (a) percent growth in earnings before taxes over prior year, and (b) percent growth in comparable store sales over prior year. The Compensation Committee approved the following target bonuses: Philip L. Francis – 100% of base salary; Robert F. Moran –100% of base salary; Lawrence P. Molloy – 75% of base salary; David K. Lenhardt – 85% of base salary; and Joseph D. O’Leary – 85% of base salary. In addition, the Compensation Committee approved a maximum payment of three times the amount of each named executive officer’s target bonus. Finally, the Compensation Committee approved the following business criteria weightings: – 75% percent weight on growth in earnings before taxes over prior year, and 25% percent weight on growth in comparable store sales over prior year. Pursuant to the Executive Change in Control and Severance Benefit Plan (described under “Employment and Severance Arrangements” below), should a participant experience a covered termination either within three months prior to or 36 months following a change in control of PetSmart, cash incentive payments and restricted stock paid in lieu of cash incentive payments under the ESTIP will be paid promptly thereafter.

(2)	Represents a PSU award granted under the 2006 Equity Incentive Plan. Once earned, PSUs cliff vest three years after the grant date, except in the case of Mr. Francis whose PSU grant vests after one year. Vesting of some or all PSUs will accelerate: (a) in the event of death, disability or qualified retirement termination, (b) in the event of termination covered by the Executive Change in Control and Severance Benefit Plan, or (c) pursuant to certain employment agreements (please see “Employment and Severance Arrangements” below).

(3)	Represents stock options granted under the 2006 Equity Incentive Plan. Options allow the participant to purchase a share of PetSmart common stock at the fair market value per share of PetSmart common stock on the date of grant. Stock options vest and become exercisable as to 25% of the shares on the yearly anniversary of the date of grant over four years, except in the case of Mr. Francis whose stock option grant cliff vests on the first anniversary of the date of grant. Vesting of some or all options will accelerate: (a) in the event of death, disability, or a termination covered by the Executive Change in Control and Severance Benefit Plan, or (b) pursuant to certain employment agreements (please see “Employment and Severance Arrangements” below).

(4)	Represents the closing price of our common stock on March 22, 2011, as reported on the NASDAQ Global Select Market.

(5)	The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 10 of the “Notes to Consolidated Financial Statements” on pages F-20 to F-24 of our Annual Report on Form 10-K for the fiscal year ended January 29, 2012, and is based on a “target” award of PSUs. In fiscal year 2011, all of our named executive officers received the maximum number of PSUs as a result of our 2011 performance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
									Equity
									Incentive Plan
									Awards
									Number of	Equity Incentive
		Number of							Unearned	Plan Awards
	Number of	Securities				Number of		Market Value	Shares, Units	Market or Payout
	Securities	Underlying				Shares or Units		of Shares or	or Other	Value of Unearned
	Underlying	Unexercised				of Stock That		Units of Stock	Rights That	Shares, Units or
	Unexercised	Options		Option	Option	Have Not		That Have Not	Have Not	Other Rights That
	Options	Unexercisable		Exercise	Expiration	Vested		Vested	Vested	Have Not Vested
Name	Exercisable	(2)		Price	Date	(2)		(7)	(2)	(7)
Philip L. Francis	1	65,457	(1)	18.97000	3/9/2015	—		—	—	—
	—	7,500	(1)	18.97000	3/9/2015	—		—	—	—
	—	88,236	(1)	16.69000	3/8/2016	—		—	—	—
	1	119,739	(1)	31.75000	3/22/2017	—		—	—	—
	—	113,178	(1)	40.78000	3/21/2018	—		—	—	—
	—	—		—	—	22,910	(3)	$1,226,143	—	—
	—	—		—	—	92,648	(4)	4,958,521	—	—
	—	—		—	—	49,607	(5)	2,654,967	—	—
	—	—		—	—	—		—	29,426 (6)	$1,574,853

Robert F. Moran	60,000	—		14.88000	2/4/2013	—		—	—	—
	43,750	—		23.42000	2/4/2014	—		—	—	—
	40,500	—		30.20000	2/2/2015	—		—	—	—
	48,000	—		24.04000	2/5/2013	—		—	—	—
	48,414	—		31.36000	2/5/2014	—		—	—	—
	84,073	28,025	(1)	18.97000	3/9/2015	—		—	—	—
	13,392	4,465	(1)	18.97000	3/9/2015	—		—	—	—
	61,634	61,636	(1)	16.69000	3/8/2016	—		—	—	—
	39,913	119,739	(1)	31.75000	3/22/2017	—		—	—	—
	—	169,766	(1)	40.78000	3/21/2018	—		—	—	—
	—	—		—	—	11,458	(3)	613,232	—	—
	—	—		—	—	68,634	(4)	3,673,292	—	—
	—	—		—	—	49,607	(5)	2,654,967	—	—
									44,139 (6)	2,362,319

Lawrence P. Molloy	—	18,498	(1)	18.97000	3/9/2015	—		—	—	—
	12,864	55,042	(1)	16.69000	3/8/2016	—		—	—	—
	12,449	37,347	(1)	31.75000	3/22/2017	—		—	—	—
	—	53,851	(1)	40.78000	3/21/2018	—		—	—	—
	—	—		—	—	8,632	(3)	461,985	—	—
	—	—		—	—	57,794	(4)	3,093,135	—	—
	—	—		—	—	15,473	(5)	828,115	—	—
	—	—		—	—	—		—	13,028 (6)	697,232

	Option Awards					Stock Awards
									Equity
									Incentive Plan
									Awards
									Number of	Equity Incentive
		Number of							Unearned	Plan Awards
	Number of	Securities				Number of		Market Value	Shares, Units	Market or Payout
	Securities	Underlying				Shares or Units		of Shares or	or Other	Value of Unearned
	Underlying	Unexercised				of Stock That		Units of Stock	Rights That	Shares, Units or
	Unexercised	Options		Option	Option	Have Not		That Have Not	Have Not	Other Rights That
	Options	Unexercisable		Exercise	Expiration	Vested		Vested	Vested	Have Not Vested
Name	Exercisable	(2)		Price	Date	(2)		(7)	(2)	(7)
David K. Lenhardt	30,000	—		30.20000	2/2/2015	—		—	—	—
	35,000	—		24.04000	2/5/2013	—		—	—	—
	31,569	—		31.36000	2/5/2014	—		—	—	—
	55,491	18,498	(1)	18.97000	3/9/2015	—		—	—	—
	55,042	55,042	(1)	16.69000	3/8/2016	—		—	—	—
	12,449	37,347	(1)	31.75000	3/22/2017	—		—	—	—
	—	63,354	(1)	40.78000	3/21/2018	—		—	—	—
	—	—		—	—	8,632	(3)	461,985	—	—
	—	—		—	—	57,794	(4)	3,093,135	—	—
	—	—		—	—	15,473	(5)	828,115	—	—
	—	—		—	—	—		—	15,326 (6)	820,248

Joseph D. O’Leary	31,569	—		31.36000	2/5/2014	—		—	—	—
	—	18,498	(1)	18.97000	3/9/2015	—		—	—	—
	—	55,042	(1)	16.69000	3/8/2016	—		—	—	—
	12,449	37,347	(1)	31.75000	3/22/2017	—		—	—	—
	—	60,186	(1)	40.78000	3/21/2018	—		—	—	—
	—	—		—	—	8,632	(3)	461,985	—	—
	—	—		—	—	57,794	(4)	3,093,135	—	—
	—	—		—	—	15,473	(5)	828,115	—	—
	—	—		—	—	—		—	14,561 (6)	779,305
____________________

(1)	Stock options vest and become exercisable as to 25% of the shares on the yearly anniversary of the date of grant over four years, except in the case of Mr. Francis’ option award in the amount of 113,178 securities that become exercisable on the first anniversary of the grant date.

(2)	Vesting of some or all awards will accelerate: (a) in the event of death, disability, or a termination covered by the Executive Change in Control and Severance Benefit Plan, or (b) pursuant to certain employment agreements (please see “Employment and Severance Arrangements” below).

(3)	Shares of restricted common stock cliff vest after four years.

(4)	These amounts represent PSU awards actually earned under our 2009 Performance Share Unit Program. These awards cliff vested on March 9, 2012, the third anniversary of the grant date.

(5)	These amounts represent PSU awards actually earned under our 2010 Performance Share Unit Program. These awards will cliff vest on March 23, 2013, the third anniversary of the grant date.

(6)	These amounts represent the maximum PSU awards that could have been earned in 2011 under our 2011 Performance Share Unit Program, as certification had not yet occurred as of our fiscal year end. These awards will cliff vest on March 22, 2014, the third anniversary of the grant date, except in the case of Mr. Francis’ award that vested on March 22, 2012. The performance period ended at the end of fiscal year 2011, and certification was completed on March 14, 2012. Actual award amounts earned were the maximum amounts.

(7)	Calculated by multiplying the number of shares of restricted common stock or PSUs, as the case may be, by the closing price ($53.52) of PetSmart’s common stock on January 27, 2012, the last trading day before the end of our 2011 fiscal year, as reported on the NASDAQ Global Select Market.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise	(1)	Vesting	(2)
Philip L. Francis	361,999	$6,431,543	26,786	$1,119,655
Robert F. Moran	127,995	4,663,561	22,003	919,725
Lawrence P. Molloy	128,703	3,190,775	9,404	401,081
David K. Lenhardt	177,500	5,660,231	9,566	399,859
Joseph D. O’Leary	81,081	2,288,570	9,566	399,859
____________________

(1)	The value realized on exercise is based on the sale price of our common stock on the exercise date. The value realized was determined without considering any taxes that may have been owed. The exercise price of each stock option was equal to the closing price of our common stock as reported on the NASDAQ Global Select Market for the date of grant or, in certain instances, the last trading day prior to the date of grant.

(2)	The value realized on vesting of stock awards represents the closing price of our common stock on the vesting date of the restricted stock award as reported on the NASDAQ Global Select Market, or in certain instances, the last trading day prior to the vest date.

NONQUALIFIED DEFERRED COMPENSATION

		Registrant			Aggregate
	Executive	Contributions	Aggregate	Aggregate	balance at
	Contribution	in Last FY	earnings in	withdrawals/	last FYE
Name	in Last FY	(1)	last FY	distributions	(3)
Philip L. Francis	$262,162	$18,541	$(237,450) (2)	$(964,646)	$2,273,628
Robert F. Moran	398,599	61,504	69,174	—	4,452,643
Lawrence P. Molloy	291,170	28,227	—	—	584,754
David K. Lenhardt	94,944	33,040	86,878	—	1,810,739
Joseph D. O’Leary	759,419	32,247	(9,020) (2)	—	1,750,460
____________________

(1)	Amounts in this column are reflected in the “All Other Compensation” column in the “Summary Compensation Table” and are comprised of Performance-Based Match and 401(k) Restoration Match. Please see footnote 3 to the “Summary Compensation Table.”

(2)	As the amounts for Messrs. Francis and O’Leary represent losses that have been excluded from the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the “Summary Compensation Table.”

(3)	Amounts in this column previously were reported as compensation to the named executive officer in the “Summary Compensation Table” for prior years.

Nonqualified Deferred Compensation Plans

General

     We maintain the PetSmart, Inc. Amended and Restated Deferred Compensation Plan, or Frozen Deferred Compensation Plan, and the PetSmart, Inc. 2005 Deferred Compensation Plan, or the 2005 Deferred Compensation Plan and collectively, the Deferred Compensation Plans. The Frozen Deferred Compensation Plan was established effective as of March 26, 2002, and its terms govern amounts that were earned and vested by participants as of December 31, 2004 (and any earnings on such amounts). No further deferrals or contributions may be made under the Frozen Deferred Compensation Plan as of December 31, 2004. The 2005 Deferred Compensation Plan was established effective after January 1, 2005, and its terms govern all amounts that were deferred by participants or other contributions to participants’ accounts by PetSmart on or after January 1, 2005, (and any earnings on such amounts).

     The Deferred Compensation Plans are non-tax-qualified, unfunded and unsecured deferred compensation plans that are intended to provide a select group of management and highly compensated employees (including executive, senior and corporate officers) and Board of Directors the opportunity to defer receipt and taxation of certain forms of compensation.

Compensation Eligible for Deferral and Company Contributions

     The 2005 Deferred Compensation Plan allows participants to defer the following amounts: (i) up to 75% of annual base salary; (ii) up to 100% of bonus or incentive compensation that is payable in cash; (iii) up to 100% of directors’ fees that are payable in cash; (iv) 100% of any annual 401(k) plan refund offset amounts (amounts that may be refunded to participants from the PetSmart’s 401(k) plan as a result of certain nondiscrimination testing); and (v) 100% of any annual 401(k) plan reduction amounts (amounts that participants may not be able to defer under our 401(k) plan as a result of certain nondiscrimination testing); and (vi) 100% of any 401(k) excess compensation amounts (amounts that participants may not be able to defer under our 401(k) plan as a result of certain annual compensation limits). The same types of compensation were permitted to be deferred under the Frozen Deferred Compensation Plan, with the exception of the 401(k) excess compensation amount, which was added by a plan amendment effective January 1, 2011.

     Under the 2005 Deferred Compensation Plan, we may contribute to participants’ accounts annual 401(k) plan restoration matching contributions that are intended to provide participants with amounts that were not able to be made as matching contributions under our 401(k) plan due to certain nondiscrimination requirements. In addition, we may contribute to participants’ accounts annual performance-based matching amounts (applied against employee contributions made equal to up to 10% of annual base salary) that are contingent on our achievement of certain pre-tax earnings targets established by the Compensation Committee. The Frozen Deferred Compensation Plan also provided for 401(k) plan restoration matching contributions and performance-based matching amounts.

     Participants are fully vested in all amounts deferred or credited to their accounts under the Deferred Compensation Plans, except that any 401(k) plan restoration matching contributions and performance-based matching amounts become fully vested only after participants have completed five years of service with PetSmart. However, in the event of a participant’s retirement, disability, death during employment or a change in control of PetSmart, all amounts become immediately and fully vested. In the event that any benefits provided to a participant under the Deferred Compensation Plans constitute “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, benefits will be provided to the participant either in full or to a lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever of such amounts, when taking into account the excise tax and all other applicable taxes, would result in the participant’s receipt of the greatest amount of benefits on an after-tax basis.

Earnings

     Account balances under the Deferred Compensation Plans are credited with investment earnings (or losses) based on the performance of certain measurement funds selected by participants. The measurement funds offered under the Deferred Compensation Plans are selected by the 401(k)/Deferred Compensation Administrative Committee

and may change from time to time. As of December 31, 2011, the measurement funds offered under the Deferred Compensation Plans are as follows (with 2011 annual rates of return indicated for each): Nationwide VIT Money Market Fund (0%); PIMCO VIT Total Return Fund (11.67%); MFS VIT Value Series (-0.47%); Dreyfus Stock Index Fund (1.88%); Fidelity VIP Contrafund (-2.64%); Janus Aspen Series Forty (-6.94%); Goldman Sachs VIT Mid Cap Value Fund (-6.38%); Nationwide VIT MidCap Index (-2.54%); T. Rowe Price Mid Cap Growth Fund (-1.52%); Royce Capital Micro Cap Fund (-12.10%); Dreyfus IP Small Cap Stock Index Fund (0.56%); and Janus Aspen Series Overseas (-32.34%). Participants may change their investment selections prospectively on a daily basis.

Distributions and Withdrawals

     Timing of Distributions and Withdrawals. In general, distributions and withdrawals are permitted on dates preselected by participants or upon certain other events. In the case of the Frozen Deferred Compensation Plan, distribution elections in effect on December 31, 2004 will remain in effect, subject to the ability of a participant to change such elections as provided in the Frozen Deferred Compensation Plan. In the case of the 2005 Deferred Compensation Plan, the time and manner of making and changing elections is governed by Section 409A of the Internal Revenue Code. Distribution events include:

  termination of employment (including retirement);

  change in control of PetSmart (2005 Deferred Compensation Plan only);

  death;

  disability;

  unforeseen financial emergency, as determined by the 401(k)/Deferred Compensation Administrative Committee; and

  in the case of the Frozen Deferred Compensation Plan only, a participant may elect to withdraw his or her entire account balance at any time, as determined by the 401(k)/Deferred Compensation Administrative Committee, less a 10% withdrawal penalty.

Limitations on distributions elections:

  under the 2005 Deferred Compensation Plan, amounts attributable to our 401(k) plan restoration matching contributions or performance-based matching amounts (except for installments payable upon retirement) will only be paid upon the earliest to occur of death, disability, termination of employment or retirement;

  in accordance with Section 409A of the Internal Revenue Code, all distributions under the 2005 Deferred Compensation Plan that are payable to certain “specified employees” upon a separation from service with the company will be delayed for at least six months following separation;

  a participant may elect to receive a distribution of amounts in his or her account under the Deferred Compensation Plans (other than any amounts attributable to 401(k) plan refund offset or reduction amounts, 401(k) plan restoration matching contributions and performance-based matching amounts) on a date designated by the participant, provided that such date is at least three plan years after the end of the plan year in which the amount is deferred.

     Form of Distribution or Withdrawal. In general, permitted distributions or withdrawals may be made in the form of either a lump sum distribution or in installments as pre-selected by the participants subject to a number of restrictions and limitations. Some of the more material limitations are as follows:

  under the Deferred Compensation Plans, amounts that are payable upon retirement may be made in the form of a lump sum or in installments not to exceed fifteen years;

  under the 2005 Deferred Compensation Plan, amounts payable upon termination of employment (prior to retirement, death or disability) may be made in two annual installments if the account balance exceeds $100,000 or in a lump sum if the account balance is $100,000 or less;

  under the Frozen Deferred Compensation Plan, amounts payable upon termination of employment (prior to retirement, death or disability) may be made in a lump sum or installments of up to five years if the account balance is $50,000 or more, or in a lump sum if the account balance is less than $50,000;

  if a participant dies before he or she retires, terminates employment or incurs a disability, the participant’s beneficiary will receive a benefit equal to the participant’s account balance. Any such benefit under the 2005 Deferred Compensation Plan will be paid in the form of a lump sum, while any such benefit under the Frozen Deferred Compensation Plan will be paid in the form of a lump sum if the amount is less than $50,000, or in a lump sum or installments of up to five years if the amount is $50,000 or more;

  if a participant becomes disabled before his or her account balance under the Deferred Compensation Plans has been fully distributed, the remaining amount will be distributed in a lump sum;

  to the extent permitted by Section 409A of the Internal Revenue Code, upon a change in control of PetSmart, participants’ account balances under the 2005 Deferred Compensation Plan will be immediate.

F. PROPOSAL FOUR

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

     Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. At the 2011 Annual Meeting, our stockholders indicated their preference that we solicit a non-binding advisory approval of the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Board is again asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This proposal gives stockholders the opportunity to endorse or not endorse our fiscal year 2011 executive compensation philosophy, programs and policies and the compensation paid to the named executive officers.

     As discussed in the Compensation Discussion and Analysis and Compensation Committee Report, our compensation principles and underlying programs are designed to attract, motivate and retain key executives who are crucial to our long-term success. The compensation paid to our named executive officers reflects our commitment to pay for performance. The majority of our named executive officers’ compensation is made in the form of long-term equity awards that incentivize management to achieve results to the mutual benefit of shareholders and management. Moreover, a significant portion of our named executive officers’ cash compensation is paid in the form of annual performance bonuses under the ESTIP, which are paid only if we achieve defined performance measures established by the Compensation Committee. In addition, we recognize that a strong governance framework is essential to an effective executive compensation program. The framework and executive compensation philosophy are established by an independent Compensation Committee that is advised by an independent consultant. The following items reflect our commitment to pay for performance, shared ownership principles and alignment with long-term stockholder interests, and to maintain a strong executive compensation governance framework:

  variable compensation is heavily weighted on long-term incentives to align compensation with sustained stockholder returns. In fiscal 2011, one hundred percent of long-term incentive awards for named executive officers were performance-based equity (stock options and PSUs);

  incentive plans that are based upon ESTIP targets that are approved by the Compensation Committee at the beginning of the applicable performance period, and include a minimum profitability (EBT) threshold;

  the peer group of companies used to benchmark executive compensation levels is carefully and objectively selected by the Compensation Committee;

  a robust share ownership and retention policy;

  an expansive pay recoupment policy to claw back compensation earned as a result of fraudulent or illegal conduct;

  an insider trading policy that prohibits speculative and hedging transactions in the company’s securities;

  “Double-triggers” for named executive officers to receive bonus and stock option benefits and acceleration of 50% of outstanding stock awards in the event of a change-of-control transaction.

     Pursuant to the requirements of the Dodd-Frank Act, the Board proposes that the stockholders approve the following resolution concerning executive compensation.

     RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

     The advisory vote is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual Meeting. Although the vote is non-binding, our Board of Directors and the Compensation Committee will review the voting results when making future decisions about executive compensation programs.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL

G. EMPLOYMENT AND SEVERANCE ARRANGEMENTS

Employment Agreements

     We have entered into employment agreements or offer letters with our executive officers that provide for an annual salary and performance incentive payout to be determined from time to time by the Board of Directors, at its discretion, and participation in our employee benefit programs. The agreements also provide for a grant of options to purchase shares of common stock under our stock option plans at an exercise price equal to the fair market value of the common stock on the date of grant in accordance with our standard vesting policy.

     We have entered into amended and restated employment agreements with Philip L. Francis, our Executive Chairman through January 2012, and Robert F. Moran, our Chairman of the Board and Chief Executive Officer, dated September 24, 2008. Under the terms of such agreements, in addition to the severance and change in control benefits provided under our Executive Change in Control and Severance Benefit Plan (detailed below), if the executive’s employment is terminated without cause, or constructively terminated, the vesting of all equity awards then held by such executive shall continue for one year following such termination, and subject to certain exceptions, any outstanding stock option and stock appreciate rights will remain exercisable for up to a 15-month period following such termination. Additionally, if the executive’s employment is terminated due to death or total disability, such executive shall receive a lump sum payment of 100% of his annual base salary plus the base salary for the remainder of the month in which the termination occurs, immediate full vesting of all equity awards, and up to 12-months of COBRA premium payments for the executive and any eligible dependents. The amended and restated employment agreements also provide that if the change in control benefits provided under our Executive Change in Control and Severance Benefit Plan are reduced in the future from those benefits detailed below, the executive will receive the greater benefits as currently in effect under the Executive Change in Control and Severance Benefit Plan. Mr. Francis was entitled to benefits under his agreement through January 29, 2012.

Executive Change in Control and Severance Benefit Plan

     In March 2011, we adopted an Amended and Restated Executive Change in Control and Severance Benefit Plan for certain of our executive officers and other officers to provide certain severance benefits and/or certain benefits upon a change in control. The lump-sum salary payment factors and other benefits available under the plan were established in consultation with an independent executive compensation consultant retained by the Committee after a review and analysis of the type and level of benefits offered to comparable executives of our peer group companies at the time the plan was adopted. “Change in Control” is generally defined as: (i) a sale or other disposition of all or substantially all of the PetSmart’s assets; (ii) the direct or indirect acquisition by a party of securities representing 25% or more of the combined voting power PetSmart’s then-outstanding shares; (iii) a merger, consolidation or similar transaction involving PetSmart after which our stockholders immediately prior to the transaction do not own more than 75% of the PetSmart’s voting securities; or (iv) a change within a two year period of a majority of our directors who were in office at the beginning of such period (unless two-thirds of such directors have approved the new directors).

     Upon a change in control, the plan provides that:

  50% of all outstanding stock awards for the executive officers will immediately vest, and the remaining outstanding stock awards will vest on the earliest of: (1) a termination that is covered by the plan; (2) normal vesting; or (3) the passage of three years from the change in control; and

  the executive officer will, subject to certain exceptions, have at least a 12-month period to exercise his or her options following a change in control.

     Upon an involuntary termination without cause or constructive termination that is covered by the plan (whether or not in connection with a change in control), the plan provides:

  for a lump sum salary payment equal to a factor multiplied by the greater of: (1) the executive officer’s current monthly salary multiplied by 12; or (2) the greatest amount of base salary received in any 12-month period within the prior three years. The factors are as follows:
Executive Chairman	2.0

Chief Executive Officer	2.0

President	1.5

Executive/Senior Vice President	1.5

Vice President	1.0

     Such payment may be reduced in the event the executive officer is employed with PetSmart for less than 12 months; and

  that the executive officer will be entitled (but not obligated) to continue health care coverage, life insurance coverage, outplacement benefits, and other enumerated executive benefits with PetSmart. PetSmart will continue to subsidize the portion of the premiums and benefits payable on account of the executive officer for 1.0 to 2.0 years (one year in the case of outplacement benefits or, in the case of health care coverage, until the executive officer obtains coverage from another source).

     Upon a covered termination within three months prior to or within 36 months following a change in control, the plan provides:

  for a lump sum bonus payment equal to a factor (shown above) multiplied by the sum of the largest amount of any cash incentive payouts (including certain restricted stock or restricted stock units paid in lieu of cash incentive payouts) that were paid to the executive officer during any consecutive 12-month period in the three years immediately preceding the change in control.

     In the event the executive officer is subject to the “golden parachute” excise tax under Section 4999 of the Internal Revenue Code in connection with any payment under the plan, we will provide a gross-up payment to offset the financial impact of such tax to the executive officer if the executive was a plan participant in the previous plan prior to March 2011. We amended and restated the previous Executive Change in Control and Severance Benefit Plan in 2011 to eliminate this gross-up payment benefit for executive officers and other officers invited to participate in the plan following such amendment.

     As a condition of receiving these severance benefits, our executive officers will be required to sign a release of claims and confirm their existing post-termination obligations regarding keeping confidential our proprietary information; refraining from soliciting our employees, other service providers, or suppliers for a limited period of time; and/or not competing with PetSmart for a limited period of time.

     In addition, pursuant to our 2003 Equity Incentive Plan, 2006 Equity Incentive Plan, and 2011 Equity Incentive Plan, in the event of a change in control in which any surviving corporation does not assume or continue outstanding stock awards, then with respect to stock awards held by persons then performing services as employees, directors, or consultants, the time during which such stock awards may be exercised shall be accelerated and the stock awards terminated if not exercised prior to such event.

Non-Compete Agreements

     Each executive officer has entered into a non-compete agreement that prohibits such executive officer from competing with us for a period of one year after termination of his or her employment with PetSmart.

Retirement, Disability and Death Benefits

     Our executive officers are not generally entitled to any special benefits upon retirement, disability or death, except as follows, and the Board of Directors has broad flexibility pursuant to the terms of our equity incentive plans to establish or change from time to time the terms of any stock award granted thereunder, including terms related to death, disability and retirement:

Retirement

     The vesting of restricted stock and PSUs granted under the 2006 Equity Incentive Plan and 2011 Equity Incentive Plan will accelerate in the event of a retirement termination, which occurs when an eligible retiree terminates service with PetSmart pursuant to their voluntary cessation of employment, but only if: (i) such voluntary cessation has been designated by PetSmart, in our sole discretion, as a retirement, (ii) PetSmart determines that such resignation is not detrimental to it, and (iii) the employee enters into a non-competition agreement in a form acceptable to PetSmart. An employee is an eligible retiree if, at the time of their cessation of employment, they are: (1) an employee, (2) at least 55 years of age, and (3) have been continuously employed by PetSmart during the five-year period ending on the date of their termination. Upon an eligible retirement termination, vesting of unvested restricted stock and PSUs on the retirement date will accelerate to the retirement date as follows. For each grant of restricted stock or PSUs, the number of unvested restricted shares and PSUs in such grant will be multiplied by the quotient achieved by dividing the number of completed months worked during the vesting period of such grant by the total number of months in the vesting period, and the resulting number of unvested shares and PSUs will vest as of the retirement date.

     With respect to stock options, in the event of a retirement termination: (i) vested stock options outstanding for at least six months on the retirement date will remain exercisable until the earlier of (x) the original option expiration date and (y) three months after the retirement date (for options granted prior to fiscal year 2011) or the third anniversary of the retirement date (for all other options); and (ii) unvested stock options granted in fiscal year 2011 or later that are outstanding for at least six months on the retirement date will continue to vest during the three-year period after the retirement date, and will be exercisable until the earlier of the original expiration date or the third anniversary of the retirement date (provided this will not apply to option grants to executive officers who were retiree eligible as of the end of fiscal year 2010).

Death or Disability

     PetSmart provides company-paid long-term disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All of our executive officers receive company-paid long-term disability coverage that provides a monthly benefit of 66 2/3% of qualified salary to a maximum of $15,000 per month.

     If an employee dies or becomes disabled while employed by PetSmart, vesting of unvested: (i) restricted stock, and (ii) PSUs, will accelerate to the date of death or disability as follows. For each grant of restricted stock or PSUs, the number of unvested restricted shares and PSUs in such grant will be multiplied by the quotient achieved by dividing the number of completed months worked during the vesting period of such grant by the total number of months in the vesting period, and the resulting number of unvested restricted shares and PSUs will vest as of the date of death or disability. All unvested stock options will immediately vest as of the date of death or disability, and all vested stock options, including those whose vesting is accelerated as described above, shall be exercisable until the earlier of the third anniversary of the date of death or disability or the fixed expiration date of the original option term.

Benefits Derived from a Departure

Philip L. Francis

     The following table describes the potential payments to Mr. Francis upon his retirement, disability, death and termination without good cause, or constructive termination, if applicable, both in connection with a change in control and not in connection with a change in control, as if such event had occurred on January 29, 2012:

					Stock		Restricted Stock		Performance				Excise Tax
Type of Event	Salary		Bonus		Options		Awards		Share Units		Benefits		Gross-Up
Termination with Cause	$—		$—		$—		$—		$—		$—		$—
Termination without Good
Cause or Constructive
Termination	2,000,000	(1)	—		6,456,306	(2)	1,226,143	(3)	—		72,838	(4)	—
Termination in connection with
Change in Control (14)	2,000,000	(1)	4,567,498	(5)	9,819,002	(6)	1,226,143	(7)	9,188,367	(8)	72.838	(4)	—
Retirement	—		—		—		1,175,054	(9)	6,742,994	(10)	—		—
Disability	500,000	(12)	—		9,819,002	(6)	1,226,143	(7)	9,188,367	(8)	14,991	(11)	—
Death	500,000	(12)	—		9,819,002	(6)	1,226,143	(7)	9,188,367	(8)	10,471	(13)	—
____________________

(1)	Represents Mr. Francis’ greatest amount of base salary received in any consecutive twelve month period that occurred within the 36 month period immediately preceding January 29, 2012 multiplied by 2.0.

(2)	Represents the value of stock options as of January 29, 2012, that would continue to vest for one year following the termination calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011), and then subtracting the option strike price.

(3)	Represents the value of all unvested restricted stock awards as of January 29, 2012, that would continue to vest for one full year following the termination calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(4)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for two years.

(5)	Represents Mr. Francis’ largest incentive bonus paid for the previous three years prior to January 29, 2012 multiplied by 2.0.

(6)	Represents the value of all the unvested stock options as of January 29, 2012, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011), and then subtracting the option strike price.

(7)	Represents the value of the unvested restricted stock awards as of January 29, 2012, that would accelerate vest, calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal 2011).

(8)	Represents the value of all unvested PSUs as of January 29, 2012 that would accelerate vest, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(9)	Represents the value of the prorated restricted stock awards as of January 29, 2012, that would accelerate vest, based on the completed number of months of service, calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(10)	Represents the value of the prorated PSUs as of January 29, 2012 that would accelerate vest based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (last trading day of fiscal year 2011).

(11)	Represents up to 12 months of COBRA premium payments for Mr. Francis and his eligible dependents.

(12)	Represents Mr. Francis’ base salary as of January 29, 2012.

(13)	Represents up to 12 months of COBRA premium payments for Mr. Francis’ eligible dependents.

(14)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (6), (7) and (8) above.

Robert F. Moran

     The following table describes the potential payments to Mr. Moran upon his retirement, disability, death, and termination without good cause, or constructive termination, if applicable, both in connection with a change in control and not in connection with a change in control, as if such event had occurred on January 29, 2012:

					Stock		Restricted Stock		Performance				Excise Tax
Type of Event	Salary		Bonus		Options		Awards		Share Units		Benefits		Gross-Up
Termination with Cause	$—		$—		$—		$—		$—		$—		$—
Termination without Good
Cause or Constructive
Termination	2,200,000	(1)	—		4,920,267	(2)	881,956	(3)	—		70,840	(4)	—
Termination in connection with
Change in Control (15)	2,200,000	(1)	5,948,250	(5)	9,905,183	(6)	881,956	(7)	9,975,807	(8)	70,840	(4)	11,307,840 (9)
Retirement	—		—		—		845,208	(10)	6,961,727	(11)	—		—
Disability	1,100,000	(13)	—		9,905,183	(6)	881,956	(7)	9,975,807	(8)	15,752	(12)	—
Death	1,100,000	(13)	—		9,905,183	(6)	881,956	(7)	9,975,807	(8)	11,102	(14)	—
____________________

(1)	Represents Mr. Moran’s base salary as of January 29, 2012 multiplied by 2.0.

(2)	Represents the value of stock options as of January 29, 2012, that would continue to vest for one year following the termination calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011), and then subtracting the option strike price.

(3)	Represents the value of all unvested restricted stock awards as of January 29, 2012, that would continue to vest for one full year following the termination calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(4)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for two years.

(5)	Represents Mr. Moran’s largest incentive bonus paid for the previous three years prior to January 29, 2012, multiplied by 2.0.

(6)	Represents the value of all the unvested stock options as of January 29, 2012, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011), and then subtracting the option strike price.

(7)	Represents the value of the unvested restricted stock awards as of January 29, 2012, that would accelerate vest, calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal 2011).

(8)	Represents the value of all unvested PSUs as of January 29, 2012, that would accelerate vest, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(9)	Represents the cash payment that would be paid to Mr. Moran to offset tax payments that would be owed by Mr. Moran pursuant to Section 4999 of the Code.

(10)	Represents the value of the prorated restricted stock awards as of January 29, 2012, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2012).

(11)	Represents the value of all prorated PSUs as of January 29, 2012, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(12)	Represents up to 12 months of COBRA premium payments for Mr. Moran and his eligible dependents.

(13)	Represents Mr. Moran’s base salary as of January 29, 2012.

(14)	Represents up to 12 months of COBRA premium payments for Mr. Moran’s eligible dependents.

(15)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (6), (7) and (8) above.

Lawrence P. Molloy

     The following table describes the potential payments to Mr. Molloy upon his retirement, disability, death and termination without good cause, or constructive termination, if applicable, both in connection with a change in control and not in connection with a change in control, as if such event had occurred on January 29, 2012:

					Stock		Restricted Stock		Performance				Excise Tax
Type of Event	Salary		Bonus		Options		Awards		Share Units		Benefits		Gross-Up
Termination with Cause	$—		$—		$—		$—		$—		$—		$—
Termination without Good
Cause or Constructive
Termination	750,000	(1)	—		—		—		—		46,452	(2)	—
Termination in connection with
Change in Control (10)	750,000	(1)	1,535,625	(3)	4,165,409	(4)	461,985	(5)	4,618,508	(6)	46,452	(2)	5,289,667 (7)
Retirement	—		—		—		—		—		—		—
Disability	—		—		4,165,409	(4)	327,239	(8)	3,621,047	(9)	—		—
Death	—		—		4,165,409	(4)	327,329	(8)	3,621,047	(9)	—		—
____________________

(1)	Represents Mr. Molloy’s base salary as of January 29, 2012 multiplied by 1.5.

(2)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for 18 months.

(3)	Represents Mr. Molloy’s largest incentive bonus paid for the previous three years prior to January 29, 2012 multiplied by 1.5.

(4)	Represents the value of all the unvested stock options as of January 29, 2012, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011), and then subtracting the option strike price.

(5)	Represents the value of the unvested restricted stock awards as of January 29, 2012, that would accelerate vest, calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(6)	Represents the value of all unvested PSUs as of January 29, 2012, that would accelerate vest, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(7)	Represents the cash payment that would be paid to Mr. Molloy to offset tax payments that would be owed by Mr. Molloy pursuant to Section 4999 of the Code.

(8)	Represents the value of unvested restricted stock as of January 29, 2012, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(9)	Represents the value of unvested PSUs as of January 29, 2012, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(10)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (4), (5) and (6) above.

David K. Lenhardt

     The following table describes the potential payments to Mr. Lenhardt upon his retirement, disability, death and termination without good cause, or constructive termination, if applicable, both in connection with a change in control and not in connection with a change in control, as if such event had occurred on January 29, 2012:

					Stock		Restricted Stock		Performance				Excise Tax
Type of Event	Salary		Bonus		Options		Awards		Share Units		Benefits		Gross-Up
Termination with Cause	$—		$—		$—		$—		$—		$—		$—
Termination without Good
Cause or Constructive
Termination	900,000	(1)	—		—		—		—		47,036	(2)	—
Termination in connection with
Change in Control (10)	900,000	(1)	2,088,450	(3)	4,286,477	(4)	461,985	(5)	4,741,471	(6)	47,036	(2)	5,071,748 (7)
Retirement	—		—		—		—		—		—		—
Disability	—		—		4,286,477	(4)	327,239	(8)	3,655,211	(9)	—		—
Death	—		—		4,286,477	(4)	327,239	(8)	3,655,211	(9)	—		—
____________________

(1)	Represents Mr. Lenhardt’s base salary as of January 29, 2012 multiplied by 1.5.

(2)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for 18 months.

(3)	Represents Mr. Lenhardt’s largest incentive bonus paid for the previous three years prior to January 29, 2012 multiplied by 1.5.

(4)	Represents the value of all the unvested stock options as of January 29, 2012, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011), and then subtracting the option strike price.

(5)	Represents the value of the unvested restricted stock awards as of January 29, 2012, that would accelerate vest, calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(6)	Represents the value of all unvested PSUs as of January 29, 2012, that would accelerate vest, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(7)	Represents the cash payment that would be paid to Mr. Lenhardt to offset tax payments that would be owed by Mr. Lenhardt pursuant to Section 4999 of the Code.

(8)	Represents the value of unvested restricted stock as of January 29, 2012, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(9)	Represents the value of unvested PSUs as of January 29, 2012, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(10)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (4), (5) and (6) above.

Joseph D. O’Leary

     The following table describes the potential payments to Mr. O’Leary upon his retirement, disability, death, and termination without good cause, or constructive termination, if applicable, both in connection with a change in control and not in connection with a change in control, as if such event had occurred on January 29, 2012:

					Stock		Restricted Stock		Performance				Excise Tax
Type of Event	Salary		Bonus		Options		Awards		Share Units		Benefits		Gross-Up
Termination with Cause	$—		$—		$—		$—		$—		$—		$—
Termination without Good
Cause or Constructive
Termination	825,000	(1)	—		—		—		—		38,807	(2)	—
Termination in connection with
Change in Control (10)	825,000	(1)	1,914,413	(3)	4,246,117	(4)	461,985	(5)	4,700,528	(6)	38,807	(2)	5,596,223 (7)
Retirement	—		—		—		—		—		—		—
Disability	—		—		4,246,117	(4)	327,239	(8)	3,643,838	(9)	—		—
Death	—		—		4,246,117	(4)	327,239	(8)	3,643,838	(9)	—		—
____________________

(1)	Represents Mr. O’Leary’s base salary as of January 29, 2012 multiplied by 1.5.

(2)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for 18 months.

(3)	Represents Mr. O’Leary’s largest incentive bonus paid for the previous three years prior to January 29, 2012 multiplied by 1.5.

(4)	Represents the value of all the unvested stock options as of January 29, 2012, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011), and then subtracting the option strike price.

(5)	Represents the value of the unvested restricted stock awards as of January 29, 2012, that would accelerate vest, calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal 2011).

(6)	Represents the value of all unvested PSUs as of January 29, 2012, that would accelerate vest, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(7)	Represents the cash payment that would be paid to Mr. O’Leary to offset tax payments that would be owed by Mr. O’Leary pursuant to Section 4999 of the Code.

(8)	Represents the value of unvested restricted stock as of January 29, 2012, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(9)	Represents the value of unvested PSUs as of January 29, 2012, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal year 2011).

(10)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (4), (5) and (6) above.

ARTICLE V. STOCK

A. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of our common stock as of April 2, 2012, by:

  all those known by us to be beneficial owners of more than 5% of our common stock;

  each Director and nominee;

  each of the executive officers named in the “Summary Compensation Table”; and

  all of PetSmart’s executive officers, Directors, and nominees as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options currently exercisable on or before June 1, 2012. These shares are not deemed outstanding for computing the percentage ownership of each other person. Beneficial ownership also includes shares of restricted common stock that are unvested as of April 2, 2012 and that are therefore subject to forfeiture. Percentage of beneficial ownership is based on 108,358,404 shares of our common stock outstanding as of April 2, 2012. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027.

	Beneficial Ownership
	Number of Shares	Percent of
	Beneficially Owned	Total
BlackRock, Inc. (1)	8,035,346	7.20%
40 East 52nd Street
New York, NY 10022
Philip L. Francis (2)(4)	213,185	*
Angel Cabrera (4)	8,174	*
Richard K. Lochridge (4)(6)	26,830	*
Thomas G. Stemberg (4)(5)	46,804	*
Barbara A. Munder (4)	36,026	*
Amin I. Khalifa (4)(7)	20,049	*
Joseph S. Hardin, Jr. (4)(8)	35,396	*
Rita V. Foley (4)	22,836	*
Gregory P. Josefowicz (4)(9)	28,212	*
Rakesh Gangwal (4)	37,949	*
Robert F. Moran (3)	710,459	*
Lawrence P. Molloy (3)	71,940	*
David K. Lenhardt (3)	472,529	*
Joseph D. O’Leary (3)	82,073	*
All executive officers, Directors, and nominees as
a group (22 persons) (10)	2,045,486	1.89%
____________________

* Less than one percent.

(1)	Based solely upon a Schedule 13G/A filed by BlackRock, Inc., on February 10, 2012, in which BlackRock, Inc., and certain affiliates reported that they had sole voting power over 8,035,346 of such shares, sole dispositive power over 8,035,346 of such shares, shared voting power over none of such shares, and shared dispositive power over none of such shares as of December 30, 2011.

(2)	Includes 7,426 shares of common stock held by the child of Mr. Francis, who is in college, and 26,775 shares held in the Francis Revocable Trust of which Mr. Francis is a trustee.

(3)	Includes restricted stock granted pursuant to our 2006 Equity Incentive Plan, or the 2006 Plan. All restricted stock shares will generally vest in four years from their grant date and unvested restricted stock is subject to forfeiture in the event the executive officer is not continuously employed by PetSmart until such date. As of June 1, 2012, none of our named executive officers held any unvested shares of restricted common stock. All executive officers as group held 1,767 shares of unvested restricted common stock. Also includes shares exercisable pursuant to vested stock options as of June 2, 2012 as follows: Mr. Moran – 525,338 shares; Mr. Molloy – 25,911; Mr. O’Leary – 39,944 shares; and Mr. Lenhardt – 293,857 shares. All executive officers as group held vested stock options to purchase 1,035,625 shares of common stock as of June 1, 2012.

(4)	Includes shares of restricted common stock granted pursuant to the 2011 Plan. All such shares generally vest on the one year anniversary of the grant date and are subject to forfeiture in the event the Director ceases to be a member of the Board of Directors until such date. As of June 1, 2012, the following number of shares of restricted common stock were unvested: Mr. Lochridge – 1,816 shares; Mr. Francis – 1,816 shares; Mr. Stemberg – 1,816 shares; Ms. Munder – 1,816 shares; Mr. Khalifa – 1,816 shares; Mr. Hardin – 1,816 shares; Ms. Foley – 1,816 shares; Mr. Josefowicz – 1,816 shares; Mr. Cabrera – 5,031 shares; and Mr. Gangwal – 1,816 shares. All Directors as group held 21,375 shares of unvested restricted common stock as of June 1, 2012. Also includes shares exercisable pursuant to vested stock options as of June 1, 2012 as follows: Mr. Lochridge – 3,000 shares; Mr. Francis – 2 shares; and Ms. Munder – 3,000 shares. All Directors and nominees as group held vested stock options to purchase 6,002 shares of common stock as of June 1, 2012.

(5)	Includes 2,660 shares of common stock held by the Thomas Stemberg Trust of which Mr. Stemberg is a trustee.

(6)	Includes 16,523 shares of common stock held by the Lochridge Living Trust of which Mr. Lochridge is a trustee.

(7)	Includes 2,000 shares of common stock held by the Khalifa Family Trust of which Mr. Khalifa is a trustee.

(8)	Includes 500 shares of common stock held by the Judy Ridlen Trust of which Mr. Hardin is a trustee.

(9)	Includes 5,377 shares of common stock held by the Gregory P. Josefowicz Trust of which Mr. Josefowicz is a trustee.

(10)	See footnotes (2) through (9). Also includes 233,024 shares of common stock beneficially owned by other executive officers of PetSmart and 150,575 shares are subject to stock options exercisable on or before June 1, 2012.

B. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of PetSmart. Officers, Directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 29, 2012, all Section 16(a) filing requirements applicable to our officers, Directors, and greater than 10% stockholders were met, except that Form 4s were inadvertently not filed in a timely manner for the following individuals to report one reportable event: Angel Cabrera; Amin Khalifa; Rita Foley; Richard Lochridge; Rakesh Gangwal; Barbara Munder; Gregory Josefowicz; and inadvertently not filed in a timely manner for the following individuals with respect to two reportable events: Joseph Hardin; and Tom Stemberg.

C. EQUITY COMPENSATION PLANS

     All share numbers and information in the table and footnotes below are as of January 30, 2012.

			Number of Securities
			Remaining Available
			for Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by
stockholders (1)	5,725,355	28.89365	27,597,227 (2)
Equity compensation plans not approved by
stockholders (3)	74,018	15.24509	0
Total	5,799,373	28.71946	27,597,227
____________________

(1)	The plans included in this row are the: 1996 Non-Employee Director’s Equity Plan, 2002 Employee Stock Purchase Plan, 2003 Equity Incentive Plan, 2006 Equity Incentive Plan and 2011 Equity Incentive Plan.

(2)	Under the 2011 Equity Incentive Plan, we may grant stock bonuses, stock options, stock appreciation rights, and restricted stock for the full amount of the share reserve of 27,597,227. In the past, we have not granted any shares as a stock bonus. This amount includes 1,751,355 shares authorized for purchase under the 2002 Employee Stock Purchase Plan.

(3)	The shares reflected in this row are shares issued under the 1997 Equity Incentive Plan prior to its merger into and with the 2006 Equity Incentive Plan (in 2011, the 2006 Equity Incentive Plan was merged into and with the 2011 Equity Incentive Plan).

Equity Compensation Plans Not Approved By Stockholders

1997 Equity Incentive Plan

     Our Board of Directors adopted the 1997 Equity Incentive Plan, or the 1997 Plan, in May 1997. The 1997 Plan was not approved by our stockholders. The 1997 Plan provided for the grant of nonstatutory stock options, stock bonuses, and restricted stock to our employees, Directors, and consultants. In addition, shares of our common stock were issued to members of our Board of Directors, at their election, in lieu of cash payments for their Directors’ fees. As of April 13, 2012, 63,551 shares were subject to outstanding stock options, and no shares were subject to outstanding stock bonuses and unvested restricted stock. No additional stock awards were granted under the 1997 Plan following stockholder approval of the 2006 Equity Incentive Plan, or the 2006 Plan, at our 2006 Annual Meeting.

     Our Board of Directors, or a committee appointed by our Board, sets the terms of stock awards granted under the 1997 Plan subject to the terms of the plan. The exercise price of nonstatutory stock options granted under the 1997 Plan is not less than 100% of the fair market value of the stock subject to the option on the date of grant. Options under the 1997 Plan generally terminate three months after termination of service for any reason other than death or disability. In no event may an option be exercised beyond the expiration of its maximum 10 year term. Stock awards generally vest over four years.

     Upon a significant corporate transaction, a surviving entity will either assume or substitute outstanding awards under the 1997 Plan, or, in the event the surviving entity refuses to assume or substitute outstanding awards, the vesting and exercisability of such stock awards will accelerate in full. In the event of a change in control transaction and a participant’s service with PetSmart or a successor entity is terminated without cause or constructively terminated within 18 months following the occurrence of such transaction, the vesting and exercisability of the stock awards held by such participants will be accelerated in full. Under the 1997 Plan, vesting of certain grants of restricted stock will also accelerate in the event of a retirement, death or disability; however, all grants of restricted stock made under the 1997 Plan are fully vested.

     All unvested stock options will immediately vest as of the date of death or disability, and all vested stock options, including those whose vesting is accelerated as described above, shall be exercisable until the earlier of the third anniversary of the date of death or the fixed expiration date of the original option term.

ARTICLE VI. CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Approval Policy

     PetSmart has adopted a written Related Persons Transactions Policy that governs the review, approval or ratification of transactions between PetSmart or its subsidiaries and related persons (as defined by SEC rules). Under the policy, transactions involving related persons other than Directors or senior officers are reviewed by the Chief Executive Officer. Transactions between PetSmart and any Director or senior officer are reviewed by the Corporate Governance and Nominating Committee. In reviewing a potential related party transaction, the Chief Executive Officer or Corporate Governance and Nominating Committee, as appropriate, considers all relevant facts and circumstances to determine whether such transaction is in, or not inconsistent with, the best interests of PetSmart and our stockholders.

     In addition, potential conflicts of interest involving Directors, senior officers, and employees are subject to the provisions and standards outlined in PetSmart’s Code of Business Ethics and Policies, Corporate Governance and Nominating Committee Charter and Corporate Governance Guidelines.

     Each of the Code of Business Ethics and Policies, Corporate Governance and Nominating Committee Charter, Corporate Governance Guidelines and Related Persons Transaction Policy is available on PetSmart’s website at www.petm.com.

Related Party Transactions and Relationships

     During the fiscal year ending January 29, 2012, we had the following related party relationships:

Indemnity Agreements

     We have entered into indemnity agreements with our Directors and executive officers that provide, among other things, that we will indemnify such Director or executive officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a Director, executive officer, or other agent of PetSmart, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Change in Control and Severance Agreements

     Please see the section above entitled “Employment and Severance Arrangements” for a description of such arrangements and agreements.

Relationships

     Mr. Francis, our Executive Chairman through January 2012; Ms. Jaye Perricone, our Senior Vice President, Real Estate & Development; and Mr. Donald Beaver, our Senior Vice President and Chief Information Officer, are all members of the board of directors of PetSmart Charities, Inc., an independent 501(c)(3) organization, to which PetSmart provides in-kind services and charitable contributions. Messrs. Francis and Beaver and Ms. Perricone do not receive any remuneration for their involvement with PetSmart Charities, Inc. PetSmart’s charitable contributions to PetSmart Charities, Inc., are immaterial to our business, and the disinterested members of the Board of Directors have determined that such relationship does not in any way interfere with the performance of their duties to PetSmart.

     Mr. Moran and Mr. Lenhardt are both members of the board of directors of MMI Holdings, Inc., which, through its subsidiary Medical Management International, Inc., conducts business in our stores as Banfield, The Pet Hospital. For a more detailed description of the relationship with Medical Management International, Inc., please see our 2011 Annual Report on Form 10-K, filed with the SEC on March 23, 2012.

ARTICLE VII. OTHER MATTERS

Other Matters

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting of Stockholders, it is the intention of the persons named on the proxy card to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

J. Dale Brunk Assistant Secretary

 May 2, 2012

A copy of PetSmart’s Annual Report on Form 10-K for the fiscal year ended January 29, 2012, is available without charge through our website www.petm.com under Investor Materials and upon written request to: Investor Relations, PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027.

Appendix A

PetSmart, Inc.

2012 EMPLOYEE STOCK PURCHASE PLAN

PetSmart, Inc.
EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS

1.	Purpose	1
2.	Definitions	1
3.	Administration	2
4.	Shares Subject to the Plan	3
5.	Eligible Employees	3
6.	Grant of Rights; Offering	3
7.	Participation	3
8.	Purchase	4
9.	Limitation on Participation Rights; Maximum Number of Shares Purchasable	4
10.	Purchase Price	5
11.	Withdrawal; Termination	5
12.	Use of Proceeds From Stock	5
13.	Rights as a Stockholder	5
14.	Adjustments Upon Changes in Stock	5
15.	Amendment of the Plan	6
16.	Termination or Suspension of the Plan	6
17.	Arbitration of Disputes	6
18.	Effective Date of Plan	7
19.	Notices and Agreements	7
20.	Exercise Contingent on Stockholder Approval	7
21.	Offering Subject to Plan	7
22.	Registration of Shares	7

PetSmart, Inc.
2012 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose

     (a) The purpose of the 2012 Employee Stock Purchase Plan is to continue to provide a means by which employees of PetSmart, Inc., a Delaware corporation, and employees of its Designated Affiliates, as defined below, may purchase stock of PetSmart, Inc. following the expiration of the 2002 Employee Stock Purchase Plan.

     (b) PetSmart, Inc., by means of the 2012 Employee Stock Purchase Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of PetSmart, Inc.

     (c) PetSmart, Inc. intends that the rights to purchase its common stock granted under the 2012 Employee Stock Purchase Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended.

2. Definitions

     The capitalized terms set forth below shall have the meaning stated herein, unless context requires otherwise.

     (a) “Administrator” means either the Board or any Committee designated by the Board in accordance with paragraph 3(a).

     (b) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (c) “Board” means the Board of Directors of the Company.

     (d) “Code” means the Internal Revenue Code of 1986, as amended.

     (e) “Committee” means a committee of the Board which is delegated authority to administer the Plan as provided in paragraph 3(a).

     (f) “Common Stock” means shares of common stock of the Company.

     (g) “Company” means PetSmart, Inc., a Delaware corporation.

     (h) “Designated Affiliate” means any Affiliate that has adopted the Plan, as set forth in Appendix A.

     (i) “Earnings” means the total compensation paid to an Employee, including all salary, wages (including amounts elected to be deferred by the Employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee, but excluding profit sharing, the cost of Employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, signing, relocation and other bonuses not paid in cash such as through loan forgiveness or cancellation, loans treated as income for income tax purposes, income received in connection with stock options, contributions made by the Company under any Employee benefit plan, and similar items of compensation.

     (j) “Eligible Employee” means, as of the relevant Grant Date, an Employee (i) who has been continuously employed by the Company or by a Designated Affiliate for at least six (6) months, (ii) whose customary employment with the Company or a Designated Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year, (iii) who will not, if allowed to participate in the Offering commencing on such Grant Date, be deemed to own, as set forth in Section 423(b)(3) of the Code, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate, and (iv) who is not a member of a highly compensated class of employees within the meaning of Section 423(b)(4)(D) of the Code that has been designated by the Administrator as not eligible to participate in the Offering. To the extent determined by the Administrator, in its sole discretion, service with an Affiliate prior to such corporation becoming an Affiliate of the Company may be considered as continuous employment with the Company or a Designated Affiliate for purposes of the requirement in (i) above of this paragraph.

     (k) “Employee” means an employee of the Company or of a Designated Affiliate.

     (l) “Fair Market Value” means the value of the Common Stock, as determined in good faith by the Administrator. If the Common Stock is listed on any established stock exchange including the Nasdaq Global Market or the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock, unless otherwise determined by the Administrator, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. Unless otherwise determined by the Administrator, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing sales price (or closing bid of no sales were reported) on the last preceding date for which such quotation exists.

     (m) “Grant Date” means the first day of an Offering Period, unless otherwise provided by the Administrator in connection with an Offering.

     (n) “Offering” means the grant of rights from time to time to purchase Common Stock of the Company made during an Offering Period under paragraph 6 of the Plan.

     (o) “Offering Period” means a period of time during which the Administrator grants rights to Eligible Employees to purchase Common Stock under this Plan.

     (p) “Participant” means with respect to an Offering an Eligible Employee who is participating in such Offering.

     (q) “Plan” means this 2012 Employee Stock Purchase Plan and any amendments thereto.

     (r) “Purchase Date” means the date on which each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering are applied to the purchase of shares of Common Stock as further described in paragraph 8(a).

     (s) “Purchase Period” means the time designated by the Administrator or by the Plan for Eligible Employees to accumulate payroll deductions in order to purchase Common Stock at the end of such Purchase Period under the Plan.

     (t) “Purchase Price” has the meaning described in paragraph 10.

3. Administration

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, subject, however, to such resolutions as may be adopted from time to time by the Board. The Board may abolish the Committee or revoke the authority of the Committee at any time and revest in the Board the administration of the Plan.

     (b) The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine when and how rights to purchase Common Stock of the Company shall be granted and the provisions of each offering of such rights; provided, however, that such rights shall qualify as options granted pursuant to an “employee stock purchase plan” as defined in Section 423 of the Code.

          (ii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend or terminate the Plan as provided in paragraphs 15 and 16.

          (iv) To decide from time to time which Designated Affiliates of the Company shall be eligible to participate in the Plan.

          (v) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company.

4. Shares Subject to the Plan

     (a) The number of shares of Common Stock initially reserved for issuance under the Plan shall be 2,500,000 shares. The number of shares available under the Plan shall be subject to adjustment as provided under paragraph 14(a) of this Plan. If any rights granted under the Plan terminate for any reason without having been exercised, the shares of Common Stock not purchased under such rights shall again become available for issuance under the Plan.

     (b) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligible Employees

     (a) All Eligible Employees of the Company and each of its Designated Affiliates on the Grant Date of each Offering shall receive grants of rights to purchase Common Stock on such Grant Date pursuant to such Offering.

     (b) Rights may be granted only to Eligible Employees of the Company or Designated Affiliates.

6. Grant of Rights; Offering

     (a) The Administrator may from time to time initiate an Offering, by which it provides for the grant of rights to purchase Common Stock of the Company under the Plan to Eligible Employees on the Grant Date of such Offering. Each Offering shall be made only during the Offering Period and shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. In no event will an Offering Period exceed twenty-seven (27) months.

     (b) Unless the Administrator acts otherwise as provided in paragraph 6(a), the adoption of this Plan by the Board and the stockholders of the Company authorizes the Administrator to grant rights to purchase shares of the Common Stock to all Eligible Employees. Offerings beginning on February 1 and August 1 (the “Grant Date”), will each consist of an Offering Period with only one Purchase Period of 6 months. Prior to the commencement of any Offering, the Administrator may change any or all terms of such Offering and any subsequent Offerings. The granting of rights pursuant to each Offering hereunder shall occur on each respective Grant Date unless, prior to such date (i) the Administrator determines that such Offering shall not occur, or (ii) no shares remain available for issuance under the Plan in connection with the Offering. The shares will be purchased as provided in paragraph 8.

7. Participation

     Each Eligible Employee as of a Grant Date for an Offering shall be a Participant in such Offering. A Participant may purchase shares in an Offering by delivering an agreement authorizing payroll deductions for the period for which such authorization is effective, and for each Offering thereafter the Eligible Employee’s deductions shall continue as originally elected, unless otherwise modified or terminated. Such deductions from Earnings may be in whole percentages only, with a maximum percentage specified by the Administrator. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company. A Participant may not make additional payments into his or her account unless specifically provided for in the Offering and only if the Participant has not had the maximum amount withheld during the Purchase Period. The payroll deduction agreement shall be in such form as the Company approves. A

Participant may increase his or her participation percentage during the course of an Offering only once and such increase will only take effect at the beginning of the next Purchase Period under such Offering; provided, however, that the Company may provide for any Offering that a Participant may more frequently increase such Participant’s participation percentage. A Participant may reduce his or her participation percentage only once during any Purchase Period; provided, however, that a Participant may withdraw from an Offering after having previously decreased his or her participation percentage during any Purchase Period. A reduction of a Participant’s participation percentage to zero shall not be treated as a withdrawal from the Offering except to the extent otherwise provided by the Company or specifically requested by the Participant. Any such reduction in a Participant’s participation percentage shall be effectuated by delivering a written notice to the Company in such form as the Company provides and such reduction shall take effect as soon as administratively practicable.

8. Purchase

     (a) On each Purchase Date, during the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of Common Stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the Purchase Price specified in the Offering. Unless the Administrator otherwise provides, the Purchase Dates shall be each January 31st and July 31st. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant’s account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the Purchase Date of an Offering shall be held in each such Participant’s account for the purchase of shares under the next Purchase Date under the Offering or, if applicable, the next Offering.

     (b) If a Participant withdraws from an Offering during a Purchase Period, as provided in paragraph 11(a), or ceases to be an Eligible Employee, no shares of Common Stock will be purchased and the amount of accumulated payroll deductions shall be refunded to the Participant within a reasonable time, without interest.

     (c) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by a registration statement filed and effective pursuant to the Securities Act of 1933, as amended. If on a Purchase Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Purchase Date and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Purchase Date shall not be delayed more than two (2) months. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Purchase Period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the Participants, without interest.

9. Limitation on Participation Rights; Maximum Number of Shares Purchasable

     (a) The maximum number of shares of Common Stock that a Participant may purchase during any Offering Period shall not exceed the number of shares that can be purchased with $25,000.

     (b) In no event may a Participant’s right to purchase shares of Common Stock exceed the limitation set forth in Section 423(b)(8) of the Code (commonly referred to as the “$25,000 limitation”).

     (c) Subject to adjustment as provided under paragraph 14(a), the maximum aggregate number of shares available to be purchased by all Participants on any Purchase Date shall be the least of (i) the number of shares remaining available under the Plan as of the relevant Grant Date, or (ii) the number of shares remaining available under the Plan as of such Purchase Date. If, on any Purchase Date, the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, the Administrator shall make a pro rata allocation of the shares available in a uniform and equitable manner. For the purposes of clarifying, but not limiting, the authority of the Administrator in the preceding sentence, an equal allocation to each Participant or an allocation based on the relative amounts withheld would each result in a uniform and equitable pro rata allocation.

10. Purchase Price

     The purchase price (the “Purchase Price”) for the Common Stock acquired pursuant to rights granted under the Plan shall be determined in the manner established by the Administrator. Unless otherwise established by the Administrator, the Purchase Price for rights granted pursuant to an Offering shall be equal to the lesser of:

     (a) An amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Grant Date rounded up to the nearest cent per share; or

     (b) An amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date rounded up to the nearest cent per share.

11. Withdrawal; Termination

     (a) During an Offering, a Participant may withdraw from an Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise by the Company. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s purchase right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in any other Offerings.

     (b) Rights granted to a Participant pursuant to any Offering under the Plan shall terminate immediately upon the Participant ceasing, for any reason, to be an Eligible Employee, and the Company shall distribute to such person all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Common Stock for him or her), without interest, within a reasonable amount of time after he or she ceases to be an Eligible Employee.

     A Participant’s rights under the Plan shall not be transferable, and shall be exercisable only by the Participant to whom such rights are granted.

12. Use of Proceeds From Stock

     Proceeds received by the Company from the sale of Common Stock pursuant to rights granted under the Plan shall constitute general funds of the Company, and may be applied for general corporate purposes.

13. Rights as a Stockholder

     A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the Participant’s shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

14. Adjustments Upon Changes in Stock

     (a) If any change is made in the shares of Common Stock subject to the Plan or subject to any right granted under the Plan, without the receipt of consideration by the Company (through merger; consolidation; reorganization; recapitalization; reincorporation; stock dividend; dividend in property other than cash; stock split; liquidating dividend; combination of shares; exchange of shares; change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to paragraph 4(a); (ii) the class(es) and number of securities subject to, and the purchase price in effect for, outstanding Offerings and rights granted under the Plan; and (iii) the class(es) and number of securities imposed by purchase limits of such outstanding Offerings and rights granted under the Plan pursuant to paragraphs 9(a) and 9(b). The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into property other than Common Stock of the Company; or (4) any capital reorganization in which the stockholders of the Company immediately before the reorganization cease to own more than fifty percent (50%) of the shares of the Company entitled to vote, then, as determined by the Administrator in its sole discretion, (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) the Administrator may establish a special Purchase Date that, if established, shall occur within five (5) business days prior to the transaction described in clauses (1) through (4) above. If a special Purchase Date is established pursuant to clause (iii) of the preceding sentence, the Participants’ accumulated payroll deductions shall be used to purchase Common Stock on such special Purchase Date, and the Participants’ rights under the ongoing Offering shall thereafter be terminated.

15. Amendment of the Plan

     (a) The Administrator at any time, and from time to time, may amend the Plan. To the extent determined necessary and desirable by the Administrator, amendments to the Plan shall be submitted to the stockholders of the Company for approval.

     (b) Rights and obligations under any rights granted before amendment of the Plan shall not be adversely altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation or as otherwise specifically provided in the Plan (such as in paragraph 15(c)).

     (c) Without stockholder consent, the Administrator shall be entitled (i) to change the Offering Periods; (ii) to limit the frequency of Purchase Dates; (iii) to establish multiple Purchase Dates within an Offering Period; (iv) to provide for automatic withdrawal or enrollment provisions; (v) to limit the number of changes permitted in the amount withheld during an Offering Period; (vi) to establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (vii) to permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections; (viii) to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Earnings; (ix) to amend the Plan and/or any outstanding rights to enable the Plan and/or outstanding rights to qualify under Section 423 of the Code; and (x) to establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

16. Termination or Suspension of the Plan

     (a) The Administrator, in its sole discretion, may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the earlier of July 31, 2022, or the date on which the shares available under the Plan, as adjusted from time to time, are exhausted. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation or as provided in paragraph 15.

17. Arbitration of Disputes

     The Federal Arbitration Act shall apply to and govern all disputes arising under the Plan or an Offering made pursuant to the Plan. Any disputes with respect to the terms of this Plan or any rights granted hereunder, including, without limitation, the scope of this arbitration, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes. Arbitration shall occur in Phoenix, Arizona. Judgment on any arbitration award may be entered in any court having jurisdiction. A single arbitrator shall be used unless the amount in dispute exceeds $200,000 and a party to the arbitration proceeding requests that the arbitration be heard by a panel of three arbitrators. If a panel of three arbitrators is used, the arbitration decision shall be made by a majority of the three arbitrators. By electing to participate in the Plan, the Company and each Participant EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY, JUDGE, OR ADMINISTRATIVE PROCEEDING. An arbitrator shall have the same powers that a judge for a United States District Court located in the State of Arizona may exercise in comparable circumstances. Nothing in this Plan shall limit or restrict any right of offset a party may have.

18. Effective Date of Plan

     The Plan shall become effective August 1, 2012, subject to approval by the stockholders of the Company within 12 months before or after its adoption by the Board. Until approved by the stockholders, no rights granted under the Plan shall be exercised.

19. Notices and Agreements

     Any notices or agreements provided for in an Offering or the Plan shall be in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

20. Exercise Contingent on Stockholder Approval

     The exercise of rights granted under an Offering prior to receiving any required approval of the Plan by the stockholders of the Company shall be subject to receiving such approval.

21. Offering Subject to Plan

     Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

22. Registration of Shares

     The shares offered pursuant to the Plan will initially be registered with the Securities and Exchange Commission on Form S-8.

PetSmart, Inc., a Delaware corporation

By:

Name:

Its:

APPENDIX A
DESIGNATED AFFILIATES

PetSmart Store Support Group, Inc.
PETM Canada Corporation

PETSMART, INC.
19601 NORTH 27TH AVENUE
PHOENIX, ARIZONA 85027

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M42872-P23651	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PETSMART, INC.

The Board of Directors recommends a vote FOR all the nominees listed.

			For	Against	Abstain
1.	Election of Directors
	1a.	Angel Cabrera	☐	☐	☐

	1b.	Rita V. Foley	☐	☐	☐

	1c.	Philip L. Francis	☐	☐	☐

	1d.	Rakesh Gangwal	☐	☐	☐

	1e.	Joseph S. Hardin, Jr.	☐	☐	☐

	1f.	Gregory P. Josefowicz	☐	☐	☐

	1g.	Amin I. Khalifa	☐	☐	☐

	1h.	Richard K. Lochridge	☐	☐	☐

For address changes, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

			For	Against	Abstain
	1i.	Robert F. Moran	☐	☐	☐

	1j.	Barbara A. Munder	☐	☐	☐

	1k.	Thomas G. Stemberg	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2012 fiscal year ending February 3, 2013.		☐	☐	☐

3.	To approve our 2012 Employee Stock Purchase Plan.		☐	☐	☐

4.	To approve, by an advisory vote, executive compensation.		☐	☐	☐

The Board of Directors has fixed the close of business on April 16, 2012, as the record date for the determination of stockholders entitled to notice of and to vote on the items listed above at this Annual Meeting and at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 13, 2012. The Notice and Proxy Statement, Annual Report on Form 10-K and Letter to Stockholders
are available at www.proxyvote.com.

M42873-P23651

PETSMART, INC.
19601 NORTH 27TH AVENUE
PHOENIX, ARIZONA 85027

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2012

The undersigned hereby appoints Robert F. Moran as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of PetSmart, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday, June 13, 2012, at 1:30 P.M. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Ritz-Carlton, New York, Central Park, 50 Central Park South, New York, NY 10019.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4.

YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THIS PROXY CARD FOR VOTING BY INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON; OR, IF YOU PREFER, KINDLY MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF THE SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE